Exhibit 1.1

No. 2548782
The Companies Act 2006

Company Limited by Shares

ARTICLES OF ASSOCIATION

adopted by special resolution passed on 14 May 2010

of

ARM Holdings plc
(incorporated on 16 October 1990 under the Companies Act 1985)

As amended by ordinary resolution passed on 1 May 2014

Linklaters LLP One Silk Street London EC2Y 8HQ
Telephone (44-20) 7456 2000
Facsimile (44-20) 7456 2222

Ref JAGI/IAH

The Companies Act 2006

Company Limited by Shares

Articles of Association

adopted by special resolution passed on 14 May 2010

of

ARM Holdings plc (the “Company”)

Preliminary

1	Default Articles not to apply

Neither the regulations in Table A in The Companies (Tables A to F) Regulations 1985 nor any other articles or regulations prescribing forms of articles which may apply to companies under the Legislation or any former enactment relating to companies shall apply to the Company.

2	Interpretation

In these Articles (if not inconsistent with the subject or context) the provisions of this Article 2 apply:

“address”
means any address or number (including, in the case of any Uncertificated Proxy Instruction, an identification number of a participant in the relevant system) used for the purposes of sending or receiving notices, documents or information by electronic means and/or by means of a website;

“Annual General Meeting”	means a general meeting held as the Company’s annual general meeting in accordance with Section 336 of the Companies Act 2006;
“Approved Depositary”
means a custodian or some other person appointed in writing by the Directors whereby such custodian or other person holds or is interested in ordinary shares of the Company and issues securities or other documents of title or otherwise evidencing the entitlement of the holder thereof to receive such shares, provided and to the extent that the terms and conditions of the custodian or other person acting as such have been approved by the Directors for the purpose of these Articles;

“clear days”	means a period of notice of the specified length excluding the day of the meeting and the day on which the notice is given;

“Companies Acts”	shall have the same meaning as in Section 2 of the Companies Act 2006 in so far as they apply to the Company;

“Company Communications Provisions”	shall have the same meaning as in Section 1143 of the Companies Act 2006;

“CREST Regulations”	means The Uncertificated Securities Regulations 2001;

“Directors”	means the directors of the Company;

“electronic form”	shall have the same meaning as in the Company Communications Provisions;

“electronic means”	shall have the same meaning as in the Company Communications Provisions;

“General Meeting”	means any general meeting of the Company, including any general meeting held as the Company’s Annual General Meeting;

“hard copy form”	shall have the same meaning as in the Company Communications Provisions;

“in writing”	means written or produced by any substitute for writing (including anything in electronic form) or partly one and partly another;

“Legislation”	means the Companies Acts, the CREST Regulations and every other enactment for the time being in force concerning companies and affecting the Company;

“London Stock Exchange”	means London Stock Exchange plc;

“month”	means calendar month;

“Nominee”	means a member of the Company who holds ordinary shares in the Company as nominee for an Approved Depositary;

“Office”	means the registered office of the Company for the time being;

“Operator”	means Euroclear UK & Ireland Limited or such other person as may for the time being be approved by H.M. Treasury as Operator under the CREST Regulations;

“Operator-instruction”	means a properly authenticated dematerialised instruction attributable to the Operator;

“paid”	means paid or credited as paid;

“person entitled”	in relation to a share means a person entitled to that share by reason of the death or bankruptcy of a member or otherwise by operation of law;

“Register”	means the register of members of the Company;

“relevant system”	means a computer-based system, and procedures, which enable title to units of a security to be evidenced and transferred without a written instrument pursuant to the CREST Regulations;

“Seal”	means the common seal of the Company;

“Secretary”	means the secretary of the Company and any person appointed by the Directors to perform any of the duties of the secretary including, but not limited to, a joint, assistant or deputy secretary;

“Securities Seal”	means an official seal kept by the Company for sealing securities issued by the Company, or for sealing documents creating or evidencing securities so issued, as permitted by the Companies Acts;

“these Articles”	means these Articles of Association as from time to time altered;

“Transfer Office”	means the place where the Register is situated for the time being;

“UK Listing Authority”	means the Financial Services Authority in its capacity as competent authority for official listing under Part VI of the Financial Services and Markets Act 2000;

“Uncertificated Proxy Instruction”
means a properly authenticated dematerialised instruction, and/or other instruction or notification, sent by means of a relevant system to a participant in that system acting on behalf of the Company as the Directors may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the Directors (subject always to the facilities and requirements of the relevant system);

“United Kingdom”	means the United Kingdom of Great Britain and Northern Ireland; and

“year”	means calendar year.

2.1
Any reference to issued shares of any class (whether of the Company or of any other company) shall not include any shares of that class held as treasury shares except where the contrary is expressly provided.

2.2
Words denoting the singular shall include the plural and vice versa. Words denoting the masculine shall include the feminine. Words denoting persons shall include bodies corporate and unincorporated associations.

2.3	References to an Article are to a numbered paragraph of these Articles.

2.4	The words "including" and "include" and words of similar effect shall not be deemed to limit the general effect of the words which precede them.

2.5
References to any statute or statutory provision shall be construed as relating to any statutory modification or re-enactment thereof for the time being in force (whether coming into force before or after the adoption of these Articles).

2.6
References to a share (or to a holding of shares) being in certificated or uncertificated form are references, respectively, to that share being a certificated or an uncertificated unit of a security for the purposes of the CREST Regulations.

2.7	Subject to Article 30.2, the provisions of these Articles relating to General Meetings and to the proceedings at such meetings shall apply to separate meetings of a class of shareholders.

2.8	References to a person being present at a General Meeting include a person present by corporate representative.

2.9
Except as provided above, any words or expressions defined in the Companies Acts or the CREST Regulations shall (if not inconsistent with the subject or context) bear the same meanings in these Articles.

3	Liability of members

The liability of each member is limited to the amount (if any) for the time being unpaid on the shares held by that member.

Shares

4	Shares and special rights

4.1
Without prejudice to any rights attached to any existing shares, the Company may issue shares with such rights or restrictions as determined by either the Company by ordinary resolution or, if the Company passes a resolution to so authorise them, the Directors.

4.2
The Company may issue any shares which are to be redeemed, or are liable to be redeemed at the option of the Company or the holder and the Directors may determine the terms, conditions and manner of redemption of any such shares.

5	Directors’ powers to allot securities and to sell treasury shares

5.1
Subject to the provisions of the Legislation, these Articles and any resolution of the Company, the Directors may allot shares in the Company and grant rights to subscribe for, or to convert any security into, shares to such persons, at such times and on such terms, including as to the ability of such persons to assign their rights to be issued such shares, as they think proper.

5.2
The Directors shall be generally and unconditionally authorised pursuant to and in accordance with Section 551 of the Companies Act 2006 to exercise for each Allotment Period all the powers of the Company to allot shares, and to grant rights to subscribe for, or to convert any security into, shares, of an aggregate nominal amount up to the Section 551 Amount. By such authority the Directors may, during the Allotment Period, make offers or agreements which would or might require shares to be allotted, or rights to be granted, after the expiry of such period.

5.3
During each Allotment Period the Directors shall be empowered to allot equity securities wholly for cash pursuant to and within the terms of the authority in Article 5.2 and to sell treasury shares wholly for cash:

5.3.1	in connection with a pre-emptive offer; and

5.3.2	otherwise than in connection with a pre-emptive offer, up to an aggregate nominal amount equal to the Section 561 Amount,

as if Section 561(1) of the Companies Act 2006 did not apply to any such allotment or sale. Under such power the Directors may, during the Allotment Period, make offers or agreements which would or might require equity securities to be allotted after the expiry of such period.

5.4	For the purposes of this Article:

5.4.1	“Allotment Period” means any period specified as such by the Relevant Ordinary Resolution;

5.4.2	“Section 551 Amount” means the amount specified as such by the Relevant Ordinary Resolution;

5.4.3	“equity securities”, “ordinary shares” and references to the allotment of equity securities shall have the same meanings as in Section 560 of the Companies Act 2006;

5.4.4	“Section 561 Amount” means the amount specified as such in the Relevant Special Resolution;

5.4.5
“pre-emptive offer” means an offer of equity securities open for acceptance for a period fixed by the Directors to (a) holders (other than the Company) on the register on a record date fixed by the Directors of ordinary shares in proportion to their respective holdings and (b) other persons so entitled by virtue of the rights attaching to any other securities held by them, but subject in both cases to such exclusions or other arrangements as the Directors may deem necessary or expedient in relation to treasury shares, fractional entitlements, record dates or legal, regulatory or practical problems in, or under the laws of, any territory;

5.4.6	“Relevant Ordinary Resolution” means, at any time, the most recently passed resolution varying, renewing or further renewing the authority conferred by Article 5.2

5.4.7	“Relevant Special Resolution” means, at any time, the most recently passed special resolution renewing or further renewing the power conferred by Article 5.3;

5.4.8
in the case of rights to subscribe for, or to convert any securities into, shares of the Company, the nominal amount of such securities shall be taken to be the nominal amount of the shares which may be allotted pursuant to such rights.

6	Commissions on issue of shares

Subject to the Legislation, the Company may pay a commission to any person who (i) subscribes or agrees to subscribe for shares or (ii) procures or agrees to procure subscriptions for shares, in each case either conditionally or unconditionally. Such payment may be in cash, by allotting fully or partly paid shares or other securities, or partly in one way and partly in the other.

7	Reduction of capital

The Company may by special resolution reduce its share capital, share premium account, capital redemption reserve or redenomination reserve in any way permitted by the Legislation.

8	Fractions arising on consolidation or subdivision

8.1	Whenever as a result of a subdivision or consolidation of shares any members would become entitled to fractions of a share, the Directors may:

8.1.1	sell the shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Legislation, the Company);

8.1.2	distribute the net proceeds of sale in due proportion among those members; and

8.1.3	authorise any person to execute an instrument to transfer the shares to the purchaser or its nominee.

8.2	The transferee of the shares has no obligation to ensure that the purchase money is distributed in accordance with this Article 8.

8.3	The transferee’s title to the shares shall not be affected by any irregularity in or invalidity of the sale proceedings.

8.4
Where any member’s entitlement to a portion of the proceeds of sale amounts to less than a minimum figure determined by the directors, that member’s portion may at the directors’ discretion be distributed to an organisation which is a charity for the purposes of the law of England and Wales.

9	Capitalisation of profits and reserves

9.1	If so authorised by an ordinary resolution, the Directors may:

9.1.1	capitalise any sum standing to the credit of any of the Company’s reserve accounts (including any share premium account, capital redemption reserve or other undistributable reserve); and

9.1.2	capitalise any sum standing to the credit of the profit and loss account that is not required for payment of any preferential dividend.

9.2	Unless the ordinary resolution passed in accordance with Article 9.1 states otherwise the Directors shall set aside such capitalised sum:

9.2.1	for the holders of shares (“entitled members”); and

9.2.2
in proportion to the number of shares held by them on the date that the resolution is passed in accordance with Article 9.1 or such other date as set out in or calculated in accordance with such resolution, or in such other proportions as stated, or fixed as stated, in the resolution.

9.3
The Directors may apply such capitalised sum in paying up new shares (or, subject to any special rights previously conferred on any shares or class of shares, new shares of any other class). The Company shall then allot such shares credited as fully paid to the entitled members or as they may direct. For the purposes of this Article 9.3, unless the ordinary resolution passed in accordance with Article 9.1 provides otherwise, if the Company holds treasury shares on the date determined in accordance with Article 9.2.2:

9.3.1	it shall be treated as an entitled member; and

9.3.2	all shares held by it as treasury shares shall be included in determining the proportions in which the capitalised sum is set aside.

9.4	To the extent a capitalised sum is appropriated from profits available for distribution it may also be applied:

9.4.1	in or towards paying up any amounts unpaid on existing shares held by the entitled members; or

9.4.2	in paying up new debentures of the Company which are then allotted credited as fully paid to the entitled members or as they may direct; or

9.4.3	a combination of the two.

9.5	The Directors may:

9.5.1
make such provisions as they think fit for any fractional entitlements which might arise on a capitalisation (including to disregard fractional entitlements or for the benefit of them to accrue to the Company); and

9.5.2
authorise any person to enter into an agreement with the Company on behalf of all of the entitled members in relation to the issue of shares or debentures pursuant to this Article 9. Any agreement made under such authority shall be binding on the entitled members.

10	Only absolute interests recognised

Except as required by law and these Articles, the Company is not obliged to recognise any person as holding any share upon any trust nor any other right in respect of any share, except the holder’s absolute right to the share and the rights attaching to it.

Share Certificates

11	Issue of share certificates

11.1
The Company shall issue a share certificate to every person whose name is entered in the Register in respect of shares in certificated form, except where the Legislation allows the Company not to issue a certificate.

11.2	Subject to Article 13, the Company shall issue share certificates without charge.

11.3	The Company shall issue certificates within the time limit prescribed by the Legislation or, if earlier, within any time limit specified in the terms of the shares or under which they were issued.

11.4
Where shares are held jointly by several persons, the Company is not required to issue more than one certificate in respect of those shares, and delivery of a certificate to one joint holder shall be sufficient delivery to them all.

11.5	Each certificate must be in respect of one class of shares only. If a member holds more than one class of shares, separate certificates must be issued to that member in respect of each class.

12	Form of share certificate

12.1
Every share certificate shall be executed by the Company by affixing the Seal or the Securities Seal (or, in the case of shares on a branch register, an official seal for use in the relevant territory) or otherwise in any manner permitted by the Legislation.

12.2	Every share certificate shall specify the number and class of shares to which it relates, the nominal value of those shares, the amount paid up on them and any distinguishing numbers assigned to them.

13	Replacement of share certificates

13.1
A member who has separate certificates in respect of shares of one class may request in writing that it be replaced with a consolidated certificate.  The Company may comply with such request at its discretion.

13.2
A member who has a consolidated share certificate may request in writing that it be replaced with two or more separate certificates representing the shares in such proportions as he may specify.  The Company may comply with such request at its discretion.

13.3	If a share certificate is damaged or defaced or alleged to have been lost, stolen or destroyed, the member shall be issued a new certificate representing the same shares upon request.

13.4	No new certificate will be issued pursuant to this Article 13 unless the relevant member has:

13.4.1	first delivered the old certificate or certificates to the Company for cancellation; or

13.4.2	complied with such conditions as to evidence and indemnity as the Directors may think fit; and

13.4.3	paid such reasonable fee as the Directors may decide.

13.5	In the case of shares held jointly by several persons, any request pursuant to this Article 13 may be made by any one of the joint holders.

14	Consolidated and balance share certificates

14.1	If a member’s holding of shares of a particular class increases, the Company must issue that member with either:

14.1.1	a consolidated certificate in respect of all of the shares of that class held by that member; or

14.1.2	a separate certificate in respect of only the number of shares of that class by which that member’s holding has increased.

14.2
If some only of the shares comprised in a share certificate are transferred, or the member’s holding of those shares is otherwise reduced, the Company shall issue a new certificate for the balance of such shares.

14.3	No new certificate will be issued pursuant to this Article 14 unless the relevant member has:

14.3.1	first delivered any old certificate or certificates that represent any of the same shares to the Company for cancellation; or

14.3.2	complied with such conditions as to evidence and indemnity as the Directors may think fit and paid such reasonable fee as the Directors may decide.

.
Shares not held in Certificated Form

15	Uncertificated shares

15.1	In this Article 15, “the relevant rules” means:

15.1.1	any applicable provision of the Legislation about the holding, evidencing of title to, or transfer of shares other than in certificated form; and

15.1.2	any applicable legislation, rules or other arrangements made under or by virtue of such provision.

15.2	The provisions of this Article 15 have effect subject to the relevant rules.

15.3	To the extent any provision of the Articles is inconsistent with the applicable relevant rules it must be disregarded.

15.4	Any share or class of shares of the Company may be issued or held on such terms, or in such a way, that:

15.4.1	title to it or them is not, or must not be, evidenced by a certificate; or

15.4.2	it or they may or must be transferred wholly or partly without a certificate.

15.5	The Directors have power to take such steps as they think fit in relation to:

15.5.1	the evidencing of and transfer of title to uncertificated shares (including in connection with the issue of such shares);

15.5.2	any records relating to the holding of uncertificated shares;

15.5.3	the conversion of certificated shares into uncertificated shares; or

15.5.4	the conversion of uncertificated shares into certificated shares.

15.6	The Company may by notice to the holder of a share require that share:

15.6.1	if it is uncertificated, to be converted into certificated form; and

15.6.2	if it is certificated, to be converted into uncertificated form,

to enable it to be dealt with in accordance with the Articles.

15.7	If:

15.7.1	the Articles give the Directors power to take action, or require other persons to take action, in order to sell, transfer or otherwise dispose of shares; and

15.7.2	uncertificated shares are subject to that power, but the power is expressed in terms which assume the use of a certificate or other written instrument,

the Directors may take such action as is necessary or expedient to achieve the same results when exercising that power in relation to uncertificated shares.

15.8
The Directors may take such action as they consider appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of an uncertificated share or otherwise to enforce a lien in respect of it.  This may include converting such share to certificated form.

15.9	Unless the Directors resolve otherwise, shares which a member holds in uncertificated form must be treated as separate holdings from any shares which that member holds in certificated form.

15.10	A class of shares must not be treated as two classes simply because some shares of that class are held in certificated form and others are held in uncertificated form.

16	Share warrants

16.1	The Directors may issue a share warrant in respect of any fully paid share.

16.2	Share warrants must be issued in such form and executed in such manner as the Directors resolve.

16.3	A share represented by a share warrant may be transferred by delivery of the warrant representing it.

16.4	The Directors may make provision for the payment of dividends in respect of any share represented by a share warrant.

16.5	Subject to the Articles, the Directors may decide the conditions on which any share warrant is issued. In particular, they may:

16.5.1	decide the conditions on which new warrants are to be issued in place of warrants which are damaged or defaced, or said to have been lost or destroyed;

16.5.2	decide the conditions on which bearers of warrants are entitled to attend and vote at General Meetings;

16.5.3	decide the conditions subject to which bearers of warrants may surrender their warrant so as to hold their shares in certificated or uncertificated form instead; and

16.5.4	vary the conditions of issue of any warrant from time to time,

and the bearer of a warrant is subject to the conditions and procedures in force in relation to it, whether or not they were decided or specified before the warrant was issued.

16.6
Subject to the conditions on which the warrants are issued from time to time, bearers of share warrants have the same rights and privileges as they would if their names had been included in the Register as holders of the shares represented by their warrants.

16.7	The Company is not bound by or obliged to recognise any interest in a share represented by a share warrant other than the absolute right of the bearer of that warrant to that warrant.

Calls on Shares

17	Sums due on shares

17.1
For the purposes of these Articles, any sum (whether on account of the nominal value of the share or by way of premium) which by the terms of allotment of a share becomes payable upon allotment, or at any fixed date, shall be deemed to be a call duly made and payable on the date on which it is payable.

17.2
In case of non-payment, all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

18	Power to differentiate between holders

On the allotment of shares, the Directors may provide that the amount of calls to be paid on those shares and the times of payment are different for different holders of those shares.

19	Calls

19.1
Subject to the terms of allotment of the shares, the Directors may make a “call” by requiring a member to pay to the Company any money that is payable on the shares such member holds as at the date of the call.

19.2	A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

19.3	Notice of a call must be given to the relevant member and may specify the time or times and place where payment is required to be made.

19.4	A call may be made payable by instalments.

19.5	A member must pay to the Company the amount called on his shares at the time or times and place specified, but is not required to do so until 14 days have passed since the notice of call was sent.

19.6	A call may be wholly or partly revoked or postponed at any time before payment of it is made, as the Directors may decide.

20	Liability for calls

20.1	The joint holders of a share shall be jointly and severally liable to pay all calls in respect of such share.

20.2	A person on whom a call is made remains liable for the call notwithstanding the subsequent transfer of the shares in respect of which the call was made.

21	Interest on overdue amounts

21.1
If a sum called in respect of a share is not paid by the time it is due for payment, the member from whom the sum is due shall pay interest on the sum from the time payment was due to the time of actual payment at such rate (not exceeding 15 per cent per annum) as the Directors decide.

21.2	The Directors may waive payment of such interest wholly or in part at their discretion.

22	Payment of calls in advance

22.1
Any member may pay to the Company all or any part of the amount (whether on account of the nominal value of the shares or by way of premium) uncalled and unpaid upon the shares held by him.  The Directors may accept or refuse such payment, as they think fit.

22.2	Any payment in advance of calls shall, to the extent of such payment, extinguish the liability upon the shares in respect of which it is made.

22.3	The Company may pay interest upon the money so received (until the same would but for such advance become payable) at such rate as the member paying such sum and the Directors may agree.

Forfeiture and Lien

23	Notice on failure to pay a call

23.1	If a member fails to pay in full any call or instalment of a call on or before the due date for payment, the Directors may at any time serve a notice in writing on him requiring payment of:

23.1.1	so much of the call or instalment as is due but unpaid;

23.1.2	any interest which may have accrued on the unpaid amount; and

23.1.3	any expenses incurred by the Company by reason of such non-payment.

23.2	The notice shall state:

23.2.1	a date (not being less than seven days from the date of service of the notice) on or before which the payment is to be made;

23.2.2	the place where the payment is to be made; and

23.2.3	that in the event of non-payment the shares on which the call has been made will be liable to be forfeited.

24	Forfeiture for non-compliance

24.1
If the requirements of any notice given pursuant to Article 23 are not complied with and all calls and interest and expenses due in respect of such share remain unpaid, any share in respect of which such notice has been given may be forfeited by a resolution of the Directors to that effect.

24.2	Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before forfeiture.

24.3	The Directors may accept a surrender of any share liable to be forfeited pursuant to this Article 24.

25	Disposal of forfeited shares

25.1
A share forfeited or surrendered shall become the property of the Company and may be sold, re-allotted or otherwise disposed of either to any person (including the person who was before such forfeiture or surrender the holder of that share or entitled to it) on such terms and in such manner as the Directors shall think fit.

25.2	At any time before a sale, re-allotment or disposal, the forfeiture or surrender may be cancelled on such terms as the Directors think fit.

25.3	The Directors may authorise any person to transfer a forfeited or surrendered share pursuant to this Article 25.

26	Holder to remain liable despite forfeiture

26.1	A person whose shares have been forfeited or surrendered shall:

26.1.1	cease to be a member in respect of those shares;

26.1.2	in the case of shares held in certificated form, surrender to the Company for cancellation the certificate for such shares;

26.1.3
remain liable to pay to the Company all moneys which at the date of forfeiture or surrender were payable by him to the Company in respect of the shares together with interest on such sum at a rate of 15 per cent per annum (or such lower rate as the Directors may decide) from the date of forfeiture or surrender until the date of actual payment.

26.2
The Directors may at their absolute discretion enforce payment without any allowance for the value of the shares at the time of forfeiture or surrender or for any consideration received on their disposal.  They may also waive payment in whole or in part.

27	Lien on partly-paid shares

27.1
The Company shall have a lien on every share that is not fully-paid for all moneys in respect of the share’s nominal value, or any premium at which it was issued, that have not been paid to the Company and are payable immediately or at a fixed time in the future, whether or not a call has been made on such sums.

27.2	The Company’s lien over a share takes priority over the rights of any third party and extends to any dividends or other sums payable by the Company in respect of that share

(including any sale proceeds if that share is sold by the Company pursuant to these Articles).

27.3	The Directors may waive any lien which has arisen and may resolve that any share shall be exempt wholly or partially from the provisions of this Article 27 for such period as the Directors decide.

28	Sale of shares subject to lien

28.1	The Company may sell, in such manner as the Directors decide, any share in respect of which an enforcement notice has been given if that notice has not been complied with.

28.2	An enforcement notice:

28.2.1	may only be given if a sum in respect of which the lien exists is due and has not been paid;

28.2.2	must specify the share concerned;

28.2.3	must require payment of the sum due on a date not less than 14 days from the date of the notice;

28.2.4	must be addressed to the holder of, or person entitled to, that share; and

28.2.5	must give notice of the Company’s intention to sell the share if the notice is not complied with.

28.3	For the purpose of giving effect to any such sale, the Directors may authorise any person to transfer the shares sold to the purchaser or its nominee.

28.4	The net proceeds of such sale (after payment of the costs of the sale and of enforcing the lien) shall be applied:

28.4.1	first, in or towards payment or satisfaction of the amount in respect of which the lien exists, to the extent that amount was due on the date of the enforcement notice; and

28.4.2	secondly, to the person entitled to the shares immediately prior to the sale, provided that:

(i)
that person has first delivered the certificate or certificates in respect of the shares sold to the Company for cancellation or complied with such conditions as to evidence and indemnity as the Directors may think fit; and

(ii)
the Company shall have a lien over such proceeds (equivalent to that which existed upon the shares prior to the sale) in respect of sums which become or became due after the date of the enforcement notice in respect of the shares sold.

28.5	The transferee of the shares has no obligation to ensure that the purchase money is distributed in accordance with the Articles

28.6	The transferee’s title to the shares shall not be affected by any irregularity in or invalidity of the forfeiture, surrender or sale proceedings.

29	Evidence of forfeiture

A statutory declaration that the declarant is a Director or the Secretary and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share.  Subject to compliance with any other transfer formalities required by the Articles or by law, such declaration shall constitute a good title to the share.

Variation of Rights

30	Manner of variation of rights

30.1	Whenever the share capital of the Company is divided into different classes of shares, the special rights attached to any class may be varied or abrogated:

30.1.1	with the consent in writing of the holders of three-quarters in nominal value of the issued shares of the class, excluding any shares held as treasury shares; or

30.1.2	with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class (but not otherwise),

and may be so varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding-up.

30.2
The provisions of these Articles relating to General Meetings and to the proceedings at such meetings shall apply to separate meetings of a class of shareholders (with only such changes as are necessary), except that:

30.2.1	the necessary quorum at a separate meeting shall be two persons at least, holding or representing by proxy at least one-third in nominal value of the issued shares of the class;

30.2.2	at any adjourned meeting any holder of shares of the class present in person or by proxy shall be a quorum;

30.2.3	any holder of shares of the class present in person or by proxy may demand a poll;

30.2.4	every such holder shall on a poll have one vote for every share of the class held by him; and

30.2.5	if a meeting is adjourned for any reason including a lack of quorum, the adjourned meeting may be held less than ten clear days after the original meeting notwithstanding Article 45.2.

30.3
The provisions of this Article 30 shall apply to the variation or abrogation of the special rights attached to some only of the shares of any class as if each group of shares of the class differently treated form a separate class the special rights of which are to be varied.

31	Matters not constituting variation of rights

The special rights attached to any class of shares having preferential rights shall not, unless otherwise expressly provided by their terms of issue, be deemed to be varied by:

31.1	the creation or issue of further shares ranking, as regards participation in the profits or assets of the Company, in some or all respects equally with them but in no respect in priority to them; or

31.2	the purchase or redemption by the Company of any of its own shares.

Transfer of Shares

32	Form of transfer

32.1	All transfers of shares which are in certificated form may be effected by transfer in writing in any usual or common form or in any other form acceptable to the Directors.

32.2	The instrument of transfer shall be signed by or on behalf of the transferor and, if any of the shares are not fully-paid shares, by or on behalf of the transferee.

32.3	The transferor shall remain the holder of the shares concerned until the name of the transferee is entered in the Register in respect of those shares.

32.4	All instruments of transfer which are registered may be retained by the Company.

32.5	All transfers of shares which are in uncertificated form shall be effected by means of a relevant system unless the CREST Regulations provide otherwise.

33	Right to refuse registration

33.1	The Directors may decline to register any transfer of shares in certificated form unless:

33.1.1	the instrument of transfer is in respect of only one class of share; and

33.1.2
the instrument of transfer is lodged (duly stamped if required) at the Transfer Office accompanied by the relevant share certificate(s) or such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer or, if the instrument of transfer is executed by some other person on his behalf, the authority of that person to do so.

33.2
The Directors may, in the case of shares in certificated form, in their absolute discretion and without assigning any reason therefore refuse to register any transfer of shares (not being fully-paid shares) provided that, where any such shares are admitted to the official list maintained by the UK Listing Authority, such discretion may not be exercised in such a way as to prevent dealings in the shares of that class from taking place on an open and proper basis.

33.3	The Directors may also refuse to register an allotment or transfer of shares (whether fully paid or not) in favour of more than four persons jointly.

34	No fee on registration

No fee will be charged by the Company in respect of the registration of any transfer or other document relating to or affecting the title to any shares or otherwise for making any entry in the Register affecting the title to any shares.

35	Branch register

If the Company transacts business in a country or territory referred to in Section 129 of the Companies Act 2006, it may arrange for a branch register of the members resident in that country or territory to be kept there.

Transmission of Shares

36	Persons entitled to shares on death

36.1	If a member dies the only persons the Company shall recognise as having any title to his interest in the shares shall be:

36.1.1	the survivors or survivor where the deceased was a joint holder; and

36.1.2	the executors or administrators of the deceased where he was a sole or only surviving holder.

36.2	Nothing in this Article 36 shall release the estate of a deceased member (whether sole or joint) from any liability in respect of any share held by him.

37	Election by persons entitled by transmission

37.1	A person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law may either:

37.1.1	be registered himself as holder of the share upon giving to the Company notice in writing to that effect; or

37.1.2	transfer such share to some other person,

upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share.

37.2
All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall apply to any such notice or transfer as if the notice or transfer were a transfer made by the member registered as the holder of any such share.

38	Rights of persons entitled by transmission

38.1	A person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law:

38.1.1
subject to Article 38.1.2, shall be entitled to the same dividends and other advantages as a registered holder of the share upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share; and

38.1.2	shall not be entitled to exercise any right in respect of the share in relation to General Meetings until he has been registered as a member in respect of the share.

38.2
A person entitled to a share who has elected for that share to be transferred to some other person pursuant to Article 37.1.2 shall cease to be entitled to any rights or advantages in relation to such share upon that other person being registered as the holder of that share.

39	Prior notices binding

If a notice is given to a member in respect of a share, a person entitled to that share is bound by the notice if it was given to the member before the name of the person entitled was entered into the Register.

Untraced Shareholders

40	Untraced shareholders

40.1	The Company shall be entitled to sell the shares of a member, or a person entitled to those shares, if and provided that:

40.1.1
during the period of 12 years prior to the date of the publication of the advertisements referred to in Article 40.1.2 (or, if published on different dates, the first of them) at least three dividends in respect of the shares have become payable and no dividend in respect of those shares has been claimed;

40.1.2
the Company has inserted advertisements in both (i) a national newspaper and (ii) a newspaper circulating in the area in which the last known postal address of the member or other address for service notified to the Company is located, giving notice of its intention to sell the shares; and

40.1.3	during the period of three months following the publication of such advertisements the Company has received no communication from such member or person.

40.2	If the Company is entitled to sell any shares pursuant to Article 40.1, it shall do so at the best price reasonably obtainable at the time of sale.

40.3
To give effect to any such sale the Company may appoint any person to transfer, as transferor, the said shares and such transfer shall be as effective as if it had been carried out by the registered holder of or person entitled to such shares and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating thereto.

40.4	For the purpose of giving effect to any such sale the Directors may authorise any person to transfer the shares sold to the purchaser or its nominee.

40.5	The transferee’s title to the shares shall not be affected by any irregularity in or invalidity of the sale proceedings.

40.6	The transferee of the shares has no obligation to ensure that the purchase money is distributed in accordance with the Articles.

40.7
The net proceeds of such sale (after payment of the costs of the sale) shall belong to the Company.  The Company shall be obliged to account to the former member or other person previously entitled for an amount equal to such proceeds and shall enter the name of such former member or other person in the books of the Company as a creditor for such amount.  No trust shall be created in respect of the debt and no interest shall be payable in respect of it. The Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments as the Directors may from time to time think fit.

General Meetings

41	Annual General Meetings

An Annual General Meeting shall be held in each period of six months beginning with the day following the Company’s accounting reference date, at such place or places, date and time as may be decided by the Directors.

42	Convening of General Meetings

The Directors may, whenever they think fit, and shall on requisition in accordance with either the Legislation or any agreement in writing with an Approved Depositary, proceed to convene a General Meeting.

Notice of General Meetings

43	Notice of General Meetings

43.1	Notices of General Meetings shall include all information required to be included by the Legislation.

43.2
Notice shall be given to all members other than members who are not entitled to receive such notices from the Company under the provisions of these Articles. The Company may determine that only those persons entered on the Register at the close of business on a day decided by the Company, such day being no more than 21 days before the day that notice of the meeting is sent, shall be entitled to receive such a notice.

43.3
For the purposes of determining which persons are entitled to attend or vote at a meeting, and how many votes such persons may cast, the Company must specify in the notice of the meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the Register in order to have the right to attend or vote at the meeting.  The Directors may at their discretion resolve that, in calculating such period, no account shall be taken of any part of any day that is not a working day (within the meaning of Section 1173 of the Companies Act 2006).

Proceedings at General Meetings

44	Chairman

The Chairman of the Directors shall preside as chairman of any General Meeting at which he is present (as long as he is willing to do so).  If he is not present or is unwilling, a Deputy Chairman, failing whom any Director present and willing to act and, if more than one, chosen by the Directors present at the meeting, shall preside as chairman.  If no Director is present within 10 minutes after the time appointed for holding the meeting and willing to act as chairman, a member may be elected to be the chairman by a resolution of the Company passed at the meeting.

45	Requirement for Quorum

45.1
No business other than the appointment of a chairman shall be transacted at any General Meeting unless a quorum is present at the time when the meeting proceeds to business. Three members present in person or by proxy shall be a quorum.

45.2
If within five minutes from the time appointed for a General Meeting (or such longer interval as the chairman of the meeting may think fit to allow) a quorum is not present, or if during the meeting a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved. In any other case it shall stand adjourned to such day, time and place as may have been specified for the purpose in the notice convening the meeting or (if not so specified) as the Directors may decide, provided that the adjourned meeting shall be held not less than ten clear days after the original General Meeting.

46	Adjournment

46.1	The chairman of any General Meeting at which a quorum is present may adjourn the meeting if:

46.1.1	the members consent to an adjournment by passing an ordinary resolution;

46.1.2	the chairman considers it necessary to restore order or to otherwise facilitate the proper conduct of the meeting; or

46.1.3
the chairman considers it necessary for the safety of the people attending the meeting (including if there is insufficient room at the meeting venue to accommodate everyone who wishes to, and is entitled to, attend).

46.2	The chairman of any General Meeting at which a quorum is present must adjourn the meeting if requested to do so by the meeting.

46.3
If the Chairman adjourns a meeting he may specify the time and place to which it is adjourned.  Where a meeting is adjourned without specifying a new time and place, the time and place for the adjourned meeting shall be fixed by the Directors.

46.4	No business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

47	Notice of adjourned meeting

When a meeting is adjourned for 30 days or more or without specifying a new time, not less than seven days’ notice of the adjourned meeting shall be given in accordance with Article 43 (making such alterations as necessary).  Otherwise it shall not be necessary to give any such notice.

48	Amendments to resolutions

48.1	A special resolution to be proposed at a General Meeting may be amended by ordinary resolution provided that no amendment may be made other than a mere clerical amendment to correct a patent error.

48.2	An ordinary resolution to be proposed at a General Meeting may be amended by ordinary resolution provided that:

48.2.1	in the opinion of the chairman of the meeting the amendment is within the scope of the business of the meeting as described and does not impose further obligations on the Company; and

48.2.2	notice of the proposed amendment is given to the Company by a person entitled to vote at the General Meeting in question at least 48 hours before the meeting or adjourned meeting (as the case may be).

48.3
If an amendment is proposed to any resolution under consideration but is in good faith ruled out of order by the chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

49	Security arrangements and orderly conduct

49.1
The Directors may put in place such arrangements or restrictions as they think fit to ensure the safety and security of the attendees at a General Meeting and the orderly conduct of the meeting, including requiring attendees to submit to searches.

49.2	The Directors may refuse entry to, or remove from, a General Meeting any member, proxy or other person who fails to comply with such arrangements or restrictions.

49.3	The chairman of a General Meeting may take such action as he thinks fit to maintain the proper and orderly conduct of the meeting.

50	Satellite meeting places

50.1	To facilitate the organisation and administration of any General Meeting, the Directors may decide that the meeting shall be held at two or more locations.

50.2
For the purposes of these Articles any General Meeting taking place at two or more locations shall be treated as taking place where the chairman of the meeting presides (the “principal meeting place”) and any other location where that meeting takes place is referred to in these Articles as a “satellite meeting”.

50.3
A member present in person or by proxy at a satellite meeting may be counted in the quorum and may exercise all rights that they would have been able to exercise if they were present at the principal meeting place.

50.4	The Directors may make and change from time to time such arrangements as they shall in their absolute discretion consider appropriate to:

50.4.1	ensure that all members and proxies for members wishing to attend the meeting can do so;

50.4.2	ensure that all persons attending the meeting are able to participate in the business of the meeting and to see and hear anyone else addressing the meeting;

50.4.3	ensure the safety of persons attending the meeting and the orderly conduct of the meeting; and

50.4.4	restrict the numbers of members and proxies at any one location to such number as can safely and conveniently be accommodated there.

50.5
The entitlement of any member or proxy to attend a satellite meeting shall be subject to any such arrangements then in force and stated by the notice of meeting or adjourned meeting to apply to the meeting.

50.6
If there is a failure of communication equipment or any other failure in the arrangements for participation in the meeting at more than one place, the Chairman may adjourn the meeting in accordance with Article 46.1.2. Such an adjournment will not affect the validity of such meeting, or any business conducted at such meeting up to the point of adjournment, or any action taken pursuant to such meeting.

50.7
A person (a “satellite chairman”) appointed by the Directors shall preside at each satellite meeting. Every satellite chairman shall carry out all requests made of him by the chairman of the General Meeting, may take such action as he thinks necessary to maintain the proper and orderly conduct of the satellite meeting and shall have all powers necessary or desirable for such purposes.

Polls

51	Demand for poll

51.1
At any General Meeting a resolution (other than a special resolution) put to the vote of the meeting shall be decided on a show of hands unless a poll is demanded (either before the resolution is put to the vote on a show of hands or immediately after the declaration of the result of the show of hands on that resolution) by:

51.1.1	the chairman of the meeting;

51.1.2	not less than five members present in person or by proxy and entitled to vote;

51.1.3
a member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting (excluding the rights attaching to any shares held as treasury shares); or

51.1.4
a member or members present in person or by proxy and holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right (excluding any such shares held as treasury shares).

51.2
A demand for a poll may be withdrawn before the poll is taken but only with the consent of the chairman. A demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

51.3	All special resolutions shall only be decided on a poll.

52	Procedure on a poll

52.1	A poll shall be taken in such manner (including by use of ballot or voting papers or electronic means, or any combination of means) as the chairman of the meeting may direct.

52.2	The chairman of the meeting may appoint scrutineers (who need not be members) and may decide how and when the result of the poll is to be declared.

52.3	The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

52.4	On a poll, votes may be given either personally or by proxy and a person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

53	Timing of poll

53.1
A poll demanded on the choice of a chairman or on a question of adjournment shall be taken immediately. A poll demanded on any other question shall be taken either immediately or at such subsequent time (not being more than 30 days from the date of the meeting) and place as the chairman may direct.

53.2
No notice need be given of a poll not taken immediately if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case, at least seven days’ notice must be given specifying the time and place at which the poll is to be taken.

53.3	The demand for a poll shall not prevent the meeting from continuing for the purpose of any business other than the question on which the poll has been demanded.

Votes of Members

54	Votes attaching to shares

54.1	Subject to Article 43.3 and to any special rights or restrictions as to voting attached by or in accordance with these Articles to any shares or any class of shares:

54.1.1	on a show of hands every member who is present in person and, subject to Article 54.1.2, every proxy present who has been duly appointed shall have one vote;

54.1.2
on a show of hands, a proxy has one vote for and one vote against the resolution if the proxy has been duly appointed by more than one member entitled to vote on the resolution, and the proxy has been instructed:

(i)	by one or more of those members to vote for the resolution and by one or more other of those members to vote against it; or

(ii)	by one or more of those members to vote either for or against the resolution and by one or more other of those members to use his discretion as to how to vote; and

54.1.3	on a poll every member who is present in person or by proxy shall have one vote for every share of which he is the holder.

54.2	A proxy shall not be entitled to vote on a show of hands or on a poll where the member appointing the proxy would not have been entitled to vote on the resolution had he been present in person.

55	Votes of joint holders

In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names appear in the Register in respect of the share.

56	Validity and result of vote

56.1
No objection shall be raised as to the qualification of any voter or the admissibility of any vote except at the meeting or adjourned meeting at which the vote is tendered.  Every vote not disallowed at such meeting shall be valid for all purposes. Any such objection shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.

56.2	On a vote on a resolution at a meeting on a show of hands, a declaration by the Chairman that the resolution:

56.2.1	has or has not been passed; or

56.2.2	has been passed with a particular majority,

is conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.  An entry in respect of such a declaration in minutes of the meeting recorded in accordance with the Companies Acts is also conclusive evidence of that fact without such proof. This Article 56 does not have effect if a poll is taken in respect of the resolution.

Proxies and Corporate Representatives

57	Appointment of proxies

57.1	A member is entitled to appoint a proxy to exercise all or any of his rights to attend and to speak and vote at a General Meeting.

57.2	A proxy need not be a member of the Company.

58	Multiple Proxies

A member may appoint more than one proxy in relation to a meeting provided that each proxy is appointed to exercise the rights attached to a different share or shares held by him.

59	Form of proxy

59.1	The appointment of a proxy must be in writing in any usual or common form or in any other form which the Directors may approve and:

59.1.1	in the case of an individual must either be signed by the appointor or his attorney or authenticated in accordance with Article 119; and

59.1.2
in the case of a corporation must be either given under its common seal or be signed on its behalf by an attorney or a duly authorised officer of the corporation or authenticated in accordance with Article 119.

Any signature on or authentication of such appointment need not be witnessed.  Where an appointment of a proxy is signed or authenticated in accordance with Article 119 on behalf of the appointor by an attorney, the Company may treat that appointment as invalid unless the power of attorney or a notarially certified copy of the power of attorney is submitted to the Company.

59.2	A proxy may also be appointed in accordance with Articles 126.2, 126.3 and 126.6.

60	Deposit of form of proxy

60.1
The appointment of a proxy pursuant to Article 59.1 or Article 126.3.2 must be received in the manner set out in or by way of note to, or in any document accompanying, the notice convening the meeting (or if no address is so specified, at the Transfer Office):

60.1.1	in the case of a meeting or adjourned meeting, not less than 48 hours before the commencement of the meeting or adjourned meeting to which it relates;

60.1.2
in the case of a poll taken following the conclusion of a meeting or adjourned meeting, but not more than 48 hours after the poll was demanded, not less than 48 hours before the commencement of the meeting or adjourned meeting at which the poll was demanded; and

60.1.3	in the case of a poll taken more than 48 hours after it was demanded, not less than 24 hours before the time appointed for the taking of the poll,

and in default shall not be treated as valid.

60.2
The Directors may at their discretion resolve that, in calculating the periods mentioned in Article 60.1, no account shall be taken of any part of any day that is not a working day (within the meaning of Section 1173 of the Companies Act 2006).

60.3
In relation to any shares in uncertificated form the Directors may permit a proxy to be appointed by electronic means or by means of a website in the form of an Uncertificated Proxy Instruction and may permit any supplement to, or amendment or revocation of, any Uncertificated Proxy Instruction to be made by a further Uncertificated Proxy Instruction. The Directors may prescribe the method of determining the time at which any Uncertificated Proxy Instruction is to be treated as received by the Company. The Directors may treat any Uncertificated Proxy Instruction purporting or expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending the instruction to send it on behalf of that holder.

60.4	Unless the contrary is stated on the proxy form, the appointment of a proxy shall be as valid for any adjournment of a meeting as it is for the meeting to which it relates.

61	Rights of proxy

Subject to the Legislation, a proxy (including, without limitation, an Appointed Proxy (as defined in Article 126.2)) shall have the right to exercise all or any of the rights of his appointor, or (where more than one proxy is appointed by a member) all or any of the rights attached to the shares in respect of which he is appointed the proxy to attend, and to speak and vote, at a General Meeting.

62	Termination of proxy’s authority

62.1
Neither the death or insanity of a member who has appointed a proxy, nor the revocation or termination by a member of the appointment of a proxy (or of the authority under which the appointment was made), shall invalidate the proxy or the exercise of any of the rights of the proxy, unless notice of such death, insanity, revocation or termination shall have been received by the Company in accordance with Article 62.2.

62.2
Any such notice of death, insanity, revocation or termination must be in writing and be received at the address or one of the addresses (if any) specified for receipt of proxies in, or by way of note to, or in any document accompanying, the notice convening the meeting to which the appointment of the proxy relates (or if no address is so specified, at the Transfer Office):

62.2.1	in the case of a meeting or adjourned meeting, not less than one hour before the commencement of the meeting or adjourned meeting to which the proxy appointment relates;

62.2.2
in the case of a poll taken following the conclusion of a meeting or adjourned meeting, but not more than 48 hours after it was demanded, not less than one hour before the commencement of the meeting or adjourned meeting at which the poll was demanded; or

62.2.3	in the case of a poll taken more than 48 hours after it was demanded, not less than one hour before the time appointed for the taking of the poll.

63	Corporations acting by representatives

Subject to the Legislation, any corporation which is a member of the Company may by resolution of its directors or other governing body authorise a person or persons to act as its representative or representatives at any General Meeting.

Default Shares

64	Restriction on voting in particular circumstances

64.1
Unless the Directors resolve otherwise, no member shall be entitled in respect of any share held by him to vote either personally or by proxy or to exercise any other right conferred by membership in relation to General Meetings if any call or other sum due from him to the Company in respect of that share remains unpaid.

64.2	If any member, or any other person appearing to be interested in shares (within the meaning of Part 22 of the Companies Act 2006) held by such member, has been duly served with a notice under Section 793 of the Companies Act 2006 and is in default for a period of 14 days in supplying to the Company the information required by that notice, then (unless the Directors otherwise determine) in respect of:

64.2.1
the shares comprising the shareholding account in the Register which comprises or includes the shares in relation to which the default occurred (all or the relevant number as appropriate of such shares being the “default shares”, which expression shall include any further shares which are issued in respect of such shares); and

64.2.2	any other shares held by the member,

the member shall not (for so long as the default continues) nor shall any transferee to whom any of such shares are transferred (other than pursuant to an approved transfer or pursuant to Article 64.3.2) be entitled to attend or vote either personally or by proxy at a General Meeting or to exercise any other right conferred by membership in relation to General Meetings.

64.3
Where the default shares represent 0.25 per cent or more of the issued shares of the class in question, the Directors may in their absolute discretion by notice in writing (a “direction notice”) to such member direct that:

64.3.1
any dividend or part of a dividend (including shares to be issued in lieu of a dividend) or other money which would otherwise be payable in respect of the default shares shall be retained by the Company without any liability to pay interest on it when such dividend or other money is finally paid to the member; and/or

64.3.2	no transfer of any of the shares held by such member shall be registered unless the transfer is an approved transfer or:

(i)	the member is not himself in default as regards supplying the information required; and

(ii)
the transfer is of part only of the member’s holding and, when presented for registration, is accompanied by a certificate by the member in a form satisfactory to the Directors to the effect that after due and careful enquiry the member is satisfied that none of the shares the subject of the transfer are default shares, provided that, in the case of shares in uncertificated form, the Directors may only exercise their discretion not to register a transfer if permitted to do so by the CREST Regulations.

64.4
The Company shall send a copy of the direction notice to each other person appearing to be interested in the shares the subject of that direction notice, but the failure or omission by the Company to do so shall not invalidate such notice.

64.5
Any direction notice shall have effect in accordance with its terms for so long as the default in respect of which the direction notice was issued continues. Any direction notice shall cease to have effect at such time as the Directors decide. Within a period of one week of the default being duly remedied, the Directors shall decide that the relevant direction notice shall cease to have effect and shall give written notice of that fact to the member as soon as reasonably practicable.

64.6	Any direction notice shall cease to have effect in relation to any shares which are transferred by such member by means of an approved transfer or in accordance with Article 64.3.2.

64.7	For the purposes of this Article 64:

64.7.1
a person shall be treated as appearing to be interested in any shares if the member holding such shares has been served with a notice under Section 793 of the Companies Act 2006 and either (i) the member has named such person as being so interested or (ii) (after taking into account the response of the member to the said notice and any other relevant information) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares; and

64.7.2	a transfer of shares is an “approved transfer” if:

(i)	it is a transfer of shares to an offeror by way or in pursuance of acceptance of a takeover offer (as defined in Section 974 of the Companies Act 2006); or

(ii)
the Directors are satisfied that the transfer is made pursuant to a genuine sale of the whole of the beneficial ownership of the shares to a party unconnected with the member, or with any person appearing to be interested in such shares, including any such sale made through an investment exchange that has been granted recognition under the Financial Services and Markets Act 2000 or through a stock exchange outside the United Kingdom on which the Company’s shares are normally traded. For the purposes of this Article 64 any associate (as that term is defined in Section 435 of the Insolvency Act 1986) shall be included amongst the persons who are connected with the member or any person appearing to be interested in such shares.

64.8	The provisions of this Article 64 are in addition and without prejudice to the provisions of the Companies Acts.

Directors

65	Number of Directors

The Directors shall not be less than two nor more than sixteen in number save that the Company may by ordinary resolution from time to time vary the minimum number and/or maximum number of Directors.

66	Share qualification

A Director shall not be required to hold any shares of the Company by way of qualification. A Director who is not a member of the Company shall nevertheless be entitled to attend and speak at General Meetings.

67	Directors’ fees

67.1
The ordinary remuneration of the Directors (which may take the form of cash, securities issued by the Company or such other form as the Directors shall decide) shall from time to time be determined by the Directors except that such remuneration shall not exceed £1,000,000* per annum in aggregate or such higher amount as may from time to time be determined by ordinary resolution.

67.2
Such ordinary remuneration shall (unless otherwise provided by ordinary resolution) be divisible among the Directors as they may agree or, failing agreement, equally, except that any Director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled only to remuneration in proportion to the period during which he has held office.

*amended by Ordinary resolution on 1 May 2014

68	Other remuneration of Directors

Any Director who holds any executive office (including for this purpose the office of Chairman or Deputy Chairman whether or not such office is held in an executive capacity), or who serves on any committee of the Directors, or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, commission or otherwise or may receive such other benefits as the Directors may determine.

69	Directors’ expenses

The Directors may repay to any Director all such reasonable expenses as he may incur in attending and returning from meetings of the Directors or of any committee of the Directors or General Meetings or separate meetings of any class of members or debentures or otherwise in connection with the business of the Company.

70	Directors’ pensions and other benefits

The Directors shall have power to pay and agree to pay a Director’s remuneration.  A Director’s remuneration may include the payment of gratuities, allowances, pensions or other retirement, superannuation, death, sickness or disability benefits to, or to any person in respect of, that Director

71	Appointment of executive Directors

71.1
The Directors may from time to time appoint one or more of them to be the holder of any executive office (including, where considered appropriate, the office of Chairman or Deputy Chairman) on such terms and for such period as they may (subject to the provisions of the Legislation) resolve and, without prejudice to the terms of any contract entered into in any particular case, may at any time revoke or vary the terms of any such appointment.

71.2
The appointment of any Director to the office of Chairman or Deputy Chairman or Managing or Joint Managing or Deputy or Assistant Managing Director shall automatically terminate if he ceases to be a Director but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

71.3
The appointment of any Director to any other executive office shall not automatically terminate if he ceases to be a Director for any reason, unless the contract or resolution under which he holds office shall expressly state otherwise, in which event such termination shall be without prejudice to any claim for damages for breach of any contract of service between him and the Company.

72	Powers of executive Directors

The Directors may entrust to and confer upon any Director holding any executive office any of the powers exercisable by them as Directors upon such terms and conditions and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers. They may from time to time revoke, withdraw, alter or vary all or any of such delegated powers.

73	President

The Directors may from time to time elect a President of the Company and may determine the period for which he shall hold office. Such President may be either honorary or paid such remuneration as the Directors in their discretion shall think fit, and need not be a Director. If the President is not a Director he shall be entitled to receive notice of and attend and speak, but not vote, at all meetings of the Board of Directors.

Appointment and Retirement of Directors

74	Election or appointment of additional Director

The Company may by ordinary resolution elect, and the Directors shall have power at any time to appoint, any person to be a Director either to fill a casual vacancy or as an additional Director, but not so that the total number of Directors shall exceed the maximum number fixed by or in accordance with these Articles.  Any person so appointed by the Directors shall retire at the next Annual General Meeting and shall then be eligible for election.

75	Retirement at Annual General Meetings

75.1	Each Director shall retire at the Annual General Meeting held in the third calendar year following the year in which he was elected or last re-elected by the Company.

75.2
A Director who retires at any Annual General Meeting shall be eligible for election or re-election unless the Directors resolve otherwise not later than the date of the notice of such Annual General Meeting.

76	Re-election of retiring Director

76.1
Where a director retires at an Annual General Meeting in accordance with Article 75.1 or otherwise, the Company may at the meeting by ordinary resolution fill the office being vacated by electing the retiring Director (if eligible for re-election). In the absence of such a resolution the retiring Director shall nevertheless be deemed to have been re-elected except in any of the following cases:

76.1.1	where at such meeting a resolution for the re-election of such Director is put to the meeting and lost;

76.1.2	where such Director is ineligible for re-election or has given notice in writing to the Company that he is unwilling to be re-elected; or

76.1.3	where a resolution to elect such Director is void by reason of contravention of Section 160 of the Companies Act 2006.

76.2
The retirement shall not have effect until the conclusion of the meeting except where a resolution is passed to elect some other person in the place of the retiring Director or a resolution for his re-election is put to the meeting and lost. Accordingly a retiring Director who is re-elected or deemed to have been re-elected will continue in office without a break.

77	Termination of office

77.1	The office of a Director is terminated if:

77.1.1	he becomes prohibited by law from acting as a Director or ceases to be a Director by virtue of any provision of the Companies Act 2006;

77.1.2	the Company has received notice of his resignation or retirement from office and such resignation or retirement from office has taken effect in accordance with its terms;

77.1.3
he has a bankruptcy order made against him, compounds with his creditors generally or applies to the court for an interim order under Section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that Act or any analogous event occurs in relation to him in another country;

77.1.4
an order is made by any court claiming jurisdiction in that behalf on the ground (however formulated) of mental disorder for his detention or for the appointment of another person (by whatever name called) to exercise powers with respect to his property or affairs;

77.1.5	he is absent from meetings of the Directors for six months without permission and the Directors have resolved that his office be vacated;

77.1.6	notice of termination is served or deemed served on him and that notice is given by all his co-Directors for the time being; or

77.1.7
in the case of a director other than the Chairman and any director holding an executive office, if the Directors resolve to require him to resign and he fails to do so within 30 days of notification of such resolution being served or deemed served on him.

77.2
If a Director holds an appointment to an executive office which automatically terminates on termination of his office as Director, his removal from office pursuant to this Article 77 shall be deemed an act of the Company and shall have effect without prejudice to any claim for damages for breach of any contract of service between him and the Company.

78	Removal of Director by resolution of Company

In accordance with and subject to the provisions of the Legislation, the Company may remove any Director from office by ordinary resolution of which special notice has been given and elect another person in place of a Director so removed from office. Such removal may take place notwithstanding any provision of these Articles or of any agreement between the Company and such Director, but shall be without prejudice to any claim he may have for damages for breach of any such agreement. In default of such election the vacancy arising upon the removal of a Director from office may be filled as a casual vacancy.

Meetings and Proceedings of Directors

79	Convening of meetings of Directors

79.1
Subject to the provisions of these Articles the Directors may meet together for the despatch of business, adjourn and otherwise regulate their proceedings as they think fit. At any time any Director may, and the Secretary at the request of a Director shall, call a meeting of the Directors by giving notice to the other Directors. Notice need not be in writing and may be sent to any address provided by the Director.

79.2	Any Director may waive notice of any meeting and any such waiver may be retroactive.

79.3
The Directors, and any committee of the Directors, shall be deemed to meet together if they are in separate locations, but are linked by conference telephone or other communication equipment which allows those participating to hear and speak to each other, and a quorum in that event shall be two Directors so linked (or such other number fixed from time to time by the Directors). Such a meeting shall be deemed to take place where the largest group of Directors participating is assembled or, if there is no such group, where the chairman of the meeting then is.

80	Quorum

The quorum necessary for the transaction of business of the Directors may be fixed from time to time by the Directors and unless so fixed at any other number shall be two. A meeting of the Directors at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Directors.

81	Chairman

81.1
The Directors may elect from their number a Chairman and a Deputy Chairman (or two or more Deputy Chairmen) and decide the period for which each is to hold office. If no Chairman or Deputy Chairman has been appointed or if at any meeting of the Directors no Chairman or Deputy Chairman is present within five minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chairman of the meeting.

81.2
If at any time there is more than one Deputy Chairman the right, in the absence of the Chairman, to preside at a meeting of the Directors or of the Company shall be determined as between the Deputy Chairmen present (if more than one) by seniority in length of appointment or otherwise as resolved by the Directors.

82	Casting vote

Questions arising at any meeting of the Directors shall be determined by a majority of votes. In the case of an equality of votes, the chairman of the meeting shall have a second or casting vote.

83	Number of Directors below minimum

If and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles the continuing Directors or Director may act for the purpose of appointing such number of additional Directors as is required to meet the minimum or of summoning General Meetings, but not for any other purpose. If no Directors or Director is able or willing to act, then any two members may summon a General Meeting for the purpose of appointing Directors.

84	Directors’ written resolutions

84.1	Any Director may, and the Secretary at the request of a Director shall, propose a written resolution by giving written notice to the other Directors.

84.2	A Directors’ written resolution is adopted when all the Directors who would have been entitled to vote on such resolution if it had been proposed at a meeting of the Directors have:

84.2.1	signed one or more copies of it; or

84.2.2	otherwise indicated their agreement to it in writing.

84.3	A Directors’ written resolution is not adopted if the number of Directors who have signed it is less than the quorum for Directors’ meetings.

84.4	Once a Directors’ written resolution has been adopted, it must be treated as if it had been a resolution passed at a Directors’ meeting in accordance with the Articles.

85	Validity of proceedings

All acts done by any meeting of Directors, or of any committee or sub-committee of the Directors, or by any person acting as a member of any such committee or sub-committee, shall as regards all persons dealing in good faith with the Company be valid, notwithstanding that there was some defect in the appointment of any Director or any such persons, or that any such persons were disqualified or had vacated office, or were not entitled to vote.

Directors’ Interests

86	Authorisation of Directors’ interests

86.1
For the purposes of Section 175 of the Companies Act 2006, the Directors shall have the power to authorise any matter which would or might otherwise constitute or give rise to a breach of the duty of a Director to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company.

86.2	Authorisation of a matter under this Article 86 shall be effective only if:

86.2.1
the matter in question shall have been proposed in writing for consideration at a meeting of the Directors, in accordance with the Board’s normal procedures or in such other manner as the Directors may resolve;

86.2.2
any requirement as to the quorum at the meeting of the Directors at which the matter is considered is met without counting the Director in question and any other interested Director (together the “Interested Directors”); and

86.2.3	the matter was agreed to without the Interested Directors voting or would have been agreed to if the votes of the Interested Directors had not been counted.

86.3	Any authorisation of a matter under this Article 86 may:

86.3.1	extend to any actual or potential conflict of interest which may arise out of the matter so authorised;

86.3.2	be subject to such conditions or limitations as the Directors may resolve, whether at the time such authorisation is given or subsequently; and

86.3.3	be terminated by the Directors at any time;

and a Director shall comply with any obligations imposed on him by the Directors pursuant to any such authorisation.

86.4
A Director shall not, save as otherwise agreed by him, be accountable to the Company for any benefit which he (or a person connected with him) derives from any matter authorised by the Directors under this Article 86 and any contract, transaction or arrangement relating to such a matter shall not be liable to be avoided on the grounds of any such benefit.

86.5	This Article 86 does not apply to a conflict of interest arising in relation to a transaction or arrangement with the Company.

87	Permitted Interests

87.1	Subject to compliance with Article 87.2, a Director, notwithstanding his office, may have an interest of the following kind:

87.1.1	where a Director (or a person connected with him) is a director or other officer of, or employed by, or otherwise interested (including by the holding of shares) in any Relevant Company;

87.1.2
where a Director (or a person connected with him) is a party to, or otherwise interested in, any contract, transaction or arrangement with a Relevant Company, or in which the Company is otherwise interested;

87.1.3
where the Director (or a person connected with him) acts (or any firm of which he is a partner, employee or member acts) in a professional capacity for any Relevant Company (other than as Auditor) whether or not he or it is remunerated for such work;

87.1.4
where a Director is or becomes a director or officer of any other body corporate in which the Company does not have an interest if that cannot reasonably be regarded as likely to give rise to a conflict of interest at the time of his appointment as director or officer of that other body corporate;

87.1.5	where a Director has an interest which cannot reasonably be regarded as likely to give rise to a conflict of interest;

87.1.6	where a Director has an interest, or a transaction or arrangement giving rise to an interest, of which the Director is not aware; or

87.1.7	where a Director has any other interest authorised by ordinary resolution.

No authorisation under Article 86 shall be necessary in respect of any such interest.

87.2
A Director shall declare the nature and extent of any interest permitted under Article 87.1, and not falling with Article 87.3, at a meeting of the Directors or in such other manner as the Directors may resolve.

87.3	No declaration of an interest shall be required by a Director in relation to an interest:

87.3.1	falling within Article 87.1.5 or Article 87.1.6;

87.3.2
if, or to the extent that, the other Directors are already aware of such interest (and for this purpose the other Directors are treated as aware of anything of which they ought reasonably to be aware); or

87.3.3
if, or to the extent that, it concerns the terms of his service contract (as defined in Section 227 of the Companies Act 2006) that have been or are to be considered by a meeting of the Directors, or by a committee of Directors appointed for the purpose under these Articles.

87.4
A Director shall not, save as otherwise agreed by him, be accountable to the Company for any benefit which he (or a person connected with him) derives from any such contract, transaction or arrangement or from any such office or employment or from any interest in any Relevant Company or for such remuneration, each as referred to in Article 87.1, and no such contract, transaction or arrangement shall be liable to be avoided on the grounds of any such interest or benefit.

87.5	For the purposes of this Article 87, “Relevant Company” shall mean:

87.5.1	the Company;

87.5.2	a subsidiary undertaking of the Company;

87.5.3	any holding company of the Company or a subsidiary undertaking of any such holding company;

87.5.4	any body corporate promoted by the Company; or

87.5.5	any body corporate in which the Company is otherwise interested.

88	Restrictions on quorum and voting

88.1
Save as provided in this Article 88, and whether or not the interest is one which is authorised pursuant to Article 86 or permitted under Article 87, a Director shall not be entitled to vote on any resolution in respect of any contract, transaction or arrangement, or any other proposal, in which he (or a person connected with him) is interested. Any vote of a Director in respect of a matter where he is not entitled to vote shall be disregarded.

88.2	A Director shall not be counted in the quorum at a meeting of the Directors in relation to any resolution on which he is not entitled to vote.

88.3
Subject to the provisions of the Legislation, a Director shall (in the absence of some other interest than is set out below) be entitled to vote, and be counted in the quorum, in respect of any resolution concerning any contract, transaction or arrangement, or any other proposal:

88.3.1	in which he has an interest of which he is not aware;

88.3.2	in which he has an interest which cannot reasonably be regarded as likely to give rise to a conflict of interest;

88.3.3	in which he has an interest only by virtue of interests in shares, debentures or other securities of the Company, or by reason of any other interest in or through the Company;

88.3.4
which involves the giving of any security, guarantee or indemnity to the Director or any other person in respect of (i) money lent or obligations incurred by him or by any other person at the request of or for the benefit of the Company or any of its subsidiary undertakings or (ii) a debt or other obligation of the Company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

88.3.5
concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiary undertakings (i) in which offer he is or may be entitled to participate as a holder of securities or (ii) in the underwriting or sub-underwriting of which he is to participate;

88.3.6
concerning any other body corporate in which he is interested, directly or indirectly and whether as an officer, shareholder, creditor, employee or otherwise, provided that he (together with persons connected with him) is not the holder of, or beneficially interested in, one per cent or more of the issued equity share capital of any class of such body corporate or of the voting rights available to members of the relevant body corporate;

88.3.7
relating to an arrangement for the benefit of the employees or former employees of the Company or any of its subsidiary undertakings which does not award him any privilege or benefit not generally awarded to the employees or former employees to whom such arrangement relates;

88.3.8	concerning the purchase or maintenance by the Company of insurance for any liability for the benefit of Directors or for the benefit of persons who include Directors;

88.3.9	concerning the giving of indemnities in favour of Directors;

88.3.10
concerning the funding of expenditure by any Director or Directors on (i) defending criminal, civil or regulatory proceedings or action against him or them, (ii) in connection with an application to the court for relief, or (iii) defending him or them in any regulatory investigations;

88.3.11	concerning the doing of anything to enable any Director or Directors to avoid incurring expenditure as described in Article 88.3.10; and

88.3.12	in respect of which his interest, or the interest of Directors generally, has been authorised by ordinary resolution.

88.4
Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each Director separately. In such case each of the Directors concerned (if not debarred from voting under Article 88.1) shall be entitled to vote, and be counted in the quorum, in respect of each resolution except that concerning his own appointment or the fixing or variation of the terms of his own appointment.

88.5
If a question arises at any time as to whether any interest of a Director prevents him from voting, or being counted in the quorum, under this Article 88, and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the chairman of the meeting and his ruling in relation to any Director other than himself shall be final and conclusive except in a case where the nature or extent of the interest of such Director has not been fairly disclosed. If any such question shall arise in respect of the chairman of the meeting, the question shall be decided by resolution of the Directors and the resolution shall be conclusive except in a case where the nature or extent of the interest of the chairman of the meeting (so far as it is known to him) has not been fairly disclosed to the Directors.

89	Confidential information

89.1
Subject to Article 89.2, if a Director, otherwise than by virtue of his position as Director, receives information in respect of which he owes a duty of confidentiality to a person other than the Company, he shall not be required:

89.1.1	to disclose such information to the Company or to the Directors, or to any Director, officer or employee of the Company; or

89.1.2	otherwise use or apply such confidential information for the purpose of or in connection with the performance of his duties as a Director.

89.2
Where such duty of confidentiality arises out of a situation in which the Director has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company, Article 89.1 shall apply only if the conflict arises out of a matter which has been authorised under Article 86 or falls within Article 87.

89.3
This Article 89 is without prejudice to any equitable principle or rule of law which may excuse or release the Director from disclosing information, in circumstances where disclosure may otherwise be required under this Article 89.

90	Directors’ interests - general

90.1	For the purposes of Articles 86 to 90 a person is connected with a Director if that person is connected for the purposes of Section 252 of the Companies Act 2006.

90.2
Where a Director has an interest which can reasonably be regarded as likely to give rise to a conflict of interest, the Director may, and shall if so requested by the Directors, take such additional steps as may be necessary or desirable for the purpose of managing such conflict of interest, including compliance with any procedures laid down from time to time by the Directors for the purpose of managing conflicts of interest generally and/or any specific procedures approved by the Directors for the purpose of or in connection with the situation or matter in question, including without limitation:

90.2.1	absenting himself from any meetings of the Directors at which the relevant situation or matter falls to be considered; and

90.2.2
not reviewing documents or information made available to the Directors generally in relation to such situation or matter and/or arranging for such documents or information to be reviewed by a professional adviser to ascertain the extent to which it might be appropriate for him to have access to such documents or information.

90.3
The Company may by ordinary resolution ratify any contract, transaction or arrangement, or other proposal, not properly authorised by reason of a contravention of any provisions of Articles 86 to 90.

Powers of Directors

91	General powers

The Directors shall manage the business and affairs of the Company and may exercise all powers of the Company other than those that are required by the Legislation or by these Articles to be exercised by the Company in General Meeting.

92	Provision for employees on cessation or transfer of business

The Directors may make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries (other than a Director, former Director or shadow director) in connection with the cessation or transfer to any person of the whole or part of the undertaking of the Company or that subsidiary.

93	Bank mandates

The Directors may by resolution authorise such person or persons as they think fit to act as signatories to any bank account of the Company and may amend or remove such authorisation from time to time by resolution.

94	Borrowing Restrictions

94.1	Subject to these Articles and to the provisions of the Legislation, the Directors may exercise all the powers of the Company to:

94.1.1	borrow money;

94.1.2	mortgage or charge all or any part or parts of its undertaking, property and uncalled capital; and

94.1.3	issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

94.2
The Directors shall restrict the borrowings of the Company and exercise all voting and other rights, powers of control or rights of influence exercisable by the Company in relation to its subsidiary undertakings (if any) so as to secure (so far, as regards subsidiary undertakings, as by such exercise they can secure) that the aggregate amount for the time being remaining outstanding of all moneys borrowed by the Group and for the time being owing to persons outside the Group less the aggregate amount of Current Asset Investments shall not at any time without the previous sanction of an ordinary resolution  exceed an amount equal to two times the Adjusted Capital and Reserves.

94.3	For the purpose of this Article 94:

94.3.1	the “Group” means the Company and its subsidiary undertakings for the time being;

94.3.2
the “relevant balance sheet” means at any time the latest audited consolidated balance sheet dealing with the state of affairs of the Company and (with or without exceptions) its subsidiary undertakings;

94.3.3
the “Adjusted Capital and Reserves” shall mean at any material time a sum equal to the aggregate, as shown by the relevant balance sheet, of the amount paid up on the issued or allotted share capital of the Company and the amount standing to the credit of the reserves (including the profit and loss account and any share premium account or capital redemption reserve) of the Company and its subsidiary undertakings included in the consolidation in the relevant balance sheet but after:

(i)	deducting any debit balance on profit and loss account or on any other reserve;

(ii)	excluding any amount included in such reserves but set aside for taxation (including deferred taxation) less any sums properly added back in respect of any such amount;

(iii)
making such adjustments as may be appropriate in respect of any variation in the amount of such paid-up share capital and/or any such reserves (other than profit and loss account) subsequent to the date of the relevant balance sheet and so that for this purpose if any issue or proposed issue of shares by the Company for cash has been underwritten then such shares shall be deemed to have been issued and the amount (including any premium) of the subscription moneys payable in respect of them (not being moneys payable later than six months after the date of allotment) shall to the extent so underwritten be deemed to have been paid up on the date when the issue of such shares was underwritten (or, if such underwriting was conditional, on the date when it became unconditional);

(iv)
making such adjustments as may be appropriate in respect of any distribution declared, recommended or made by the Company or its subsidiary undertakings (to the extent not attributable directly or indirectly to the Company) out of profits earned up to and including the date of the relevant balance sheet to the extent that such distribution is not provided for in such balance sheet;

(v)
making such adjustments as may be appropriate in respect of any variation in the interests of the Company in its subsidiary undertakings (including a variation whereby an undertaking becomes or ceases to be a subsidiary undertaking) since the date of the relevant balance sheet;

(vi)	if the calculation is required for the purposes of or in connection with a transaction under or in connection with which any undertaking is to become or cease to be a subsidiary undertaking of the Company, making all such adjustments as would be appropriate if such transaction had been carried into effect;

(vii)	excluding minority interests in subsidiary undertakings to the extent not already excluded;

(viii)
deducting sums equivalent to the book values of goodwill and any other intangible assets shown as such in the relevant balance sheet (adjusted as aforesaid) but adding back a sum equal to the goodwill arising on acquisitions of companies and businesses remaining within the Group including any which has been written off against reserves in accordance with United Kingdom generally accepted accounting principles

94.3.4	“moneys borrowed” shall be deemed to include (to the extent that the same would not otherwise fall to be taken into account):

(i)	the amount of all debentures allotted or issued (whether or not for cash) by any member of the Group which are not for the time being beneficially owned by a company within the Group;

(ii)
the outstanding amount of acceptances (not being acceptances of trade bills in respect of the purchase or sale of goods in the ordinary course of trading) by any member of the Group or by any bank or accepting house under any acceptance credit opened on behalf of and in favour of any member of the Group;

(iii)
the nominal amount of any allotted or issued and paid-up share capital (other than equity share capital) of any subsidiary undertaking which is a body corporate of the Company not for the time being beneficially owned by other members of the Group;

(iv)
the amount of any other allotted or issued and paid-up share capital and of any other debentures or other borrowed moneys (not being shares or debentures which or borrowed moneys the indebtedness in respect of which is for the time being beneficially owned within the Group), the redemption or repayment of which is guaranteed (or is the subject of an indemnity granted) by any member of the Group or which any member of the Group may be required to purchase;

(v)	the minority proportion of moneys borrowed and owing to a partly-owned subsidiary undertaking by another member of the Group;

(vi)
the aggregate amount owing by any member of the Group under finance leases (as determined in accordance with any then current Financial Reporting Standard or otherwise in accordance with United Kingdom generally accepted accounting principles but excluding leaseholds of immovable property);

(vii)
the principal amount of any book debts of any member of the Group which have been sold or agreed to be sold, to the extent that any member of the Group is for the time being liable to indemnify or reimburse the purchaser in respect of any non-payment in respect of such book debts;

(viii)
any part of the purchase price of any movable or immovable assets acquired by any member of the Group, the payment of which is deferred beyond the date of completion of the conveyance, assignment or transfer of the legal estate to such assets or, if no such conveyance, assignment or transfer is to take place within six months after the date on which the contract for such purchase is entered into or (if later) becomes unconditional, beyond that date;

but shall be deemed not to include:

(ix)
moneys borrowed by any member of the Group for the purpose of repaying, redeeming or purchasing (with or without premium) in whole or in part any other borrowed moneys falling to be taken into account and intended to be applied for such purpose within six months after the borrowing of them pending the application for such purpose or, if earlier, the end of such period;

(x)
any amounts borrowed by any member of the Group from bankers or others for the purpose of financing any contract up to an amount not exceeding that part of the price receivable under such contract which is guaranteed or insured by the Export Credits Guarantee Department or other like institution carrying on a similar business; and

(xi)	the minority proportion of moneys borrowed by a partly-owned subsidiary undertaking and not owing to another member of the Group;

and so that:

(xii)	no amount shall be taken into account more than once in the same calculation but subject thereto (i) to (xi) above shall be read cumulatively; and

(xiii)
in determining the amount of any debentures or other moneys borrowed or of any share capital for the purpose of this Article 94.3.4, there shall be taken into account the nominal or principal amount of them (or, in the case of partly-paid debentures or shares, the amount for the time being paid up on them) together with any fixed or minimum premium payable on final redemption or repayment, provided that if moneys are borrowed or shares are issued on terms that they may be repayable or redeemable (or that any member of the Group may be required to purchase them) earlier than their final maturity date (whether by exercise of an option on the part of the issuer or the creditor (or a trustee for the creditor) or the shareholder, by reason of a default or for any other reason) at a premium or discount to their nominal or principal amount then there shall be taken into account the amount (or the greater or greatest of two or more alternative amounts) which would, if those circumstances occurred, be payable on such repayment, redemption or purchase at the date as at which the calculation is being made;

94.3.5	in relation to a partly-owned subsidiary undertaking the “minority proportion” is a proportion equal to the proportion of its issued equity share capital which is not attributable to the Company;

94.3.6	“Current Asset Investments” means the aggregate of:

(i)	cash in hand of the Group;

(ii)
sums standing to the credit of any current or other account of any member of the Group with banks in the United Kingdom or elsewhere to the extent that remittance of the same to the United Kingdom is not prohibited by any law, regulation, treaty or official directive or, where remittance of the same to the United Kingdom is so prohibited, to the extent that the same may be set off against or act as security for any moneys borrowed by such member;

(iii)
the amount of such assets as would be included in “Current Assets - Investments” in a consolidated balance sheet of the Group prepared as at the date of the relevant calculation in accordance with the principles used in the preparation of the relevant balance sheet;

less:

(iv)	in the case of a partly-owned subsidiary undertaking, a proportion thereof equal to the minority proportion; and

(v)	an amount equal to any amount excluded from Article 94.3.4 by virtue of Article 94.3.4(ix).

94.4
For the purposes of this Article 94 borrowed moneys expressed in or calculated by reference to a currency other than sterling shall be converted into sterling at the relevant rate of exchange used for the purposes of the relevant balance sheet save that moneys borrowed (or first brought into account for the purposes of this Article 94) since the date of such balance sheet shall be converted at the rate of exchange or approximate rate of exchange (determined on such basis as the Auditors may determine or approve) ruling on the date on which such moneys are borrowed (or first taken into account as aforesaid.

94.4
The determination of the Auditors as to the amount of the Adjusted Capital and Reserves at any time shall be conclusive and binding on all concerned and for the purposes of their computation the Auditors may at their discretion make such further or other adjustments (if any) as they think fit. Nevertheless the Directors may act in reliance on a good faith estimate of the amount of the Adjusted Capital and Reserves at any time and if in consequence the borrowing limit contained in these Articles is inadvertently exceeded an amount of borrowed moneys equal to the excess may be disregarded until the expiration of three months after the date on which, by reason of a determination of the Auditors or otherwise, the Directors became aware that such a situation has or may have arisen.

94.5
No person dealing with the Company or any of its subsidiary undertakings shall be concerned to see or enquire whether the borrowing limit is observed and no debt incurred or security given in excess of such limit shall be invalid or ineffectual unless the lender or the recipient of the security had, at the time when the debt was incurred or security given, express notice that the borrowing limit had been or would thereby be exceeded.

Delegation of Powers

95	Appointment and constitution of committees

95.1
The Directors may delegate any of their powers or discretions (including all powers and discretions whose exercise involves or may involve the payment of remuneration to or the conferring of any other benefit on all or any of the Directors) to such person (who need not be a Director) or committee (comprising any number of persons, who need not be Directors) and in such manner as they think fit. Any such delegation may be either collaterally with or to the exclusion of their own powers and the Directors may revoke or alter the terms of any such delegation. Any such person or committee shall, unless the Directors otherwise resolve, have power to sub-delegate any of the powers or discretions delegated to them.

95.2
Any reference in these Articles to the exercise of a power or discretion by the Directors shall include a reference to the exercise of such power or discretion by any person or committee to whom it has been delegated.

95.3
The Directors may make regulations in relation to the proceedings of committees or sub-committees. Subject to any such regulations, the meetings and proceedings of any committee or sub-committee consisting of two or more persons shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Directors (with such amendments as are necessary).

96	Local boards and managers

96.1	The Directors may establish any local boards or appoint managers or agents to manage any of the affairs of the Company, either in the United Kingdom or elsewhere, and may:

96.1.1	appoint any persons to be managers or agents or members of such local boards, and may fix their remuneration;

96.1.2	delegate to any local board, manager or agent any of the powers, authorities and discretions vested in the Directors, with power to sub-delegate;

96.1.3	remove any person so appointed, and may annul or vary any such delegation; and

96.1.4	authorise the members of any local boards, or any of them, to fill any vacancies on such boards, and to act notwithstanding vacancies.

96.2	Any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit.

97	Appointment of attorney

97.1
The Directors may from time to time and at any time appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit.

97.2	Any such appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit.

97.3	The Directors may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

Alternate Directors

98	Alternate Directors

98.1
Any Director may at any time appoint any person (including another Director) to be his alternate Director and may at any time terminate such appointment. Such appointment or termination of appointment must be made by notice in writing signed by the Director concerned and deposited at the Office or delivered at a meeting of the Directors. Unless previously approved by the Directors or unless the appointee is another Director, the appointment of an alternate shall have effect only once it has been approved.

98.2	The appointment of an alternate Director shall terminate:

98.2.1	on the happening of any event referred to in Articles 77.1.1, 77.1.3 or 77.1.4 in relation to that alternate Director; or

98.2.2	if his appointor ceases to be a Director, otherwise than by retirement at a General Meeting at which he is re-elected.

98.3
An alternate Director shall be entitled to receive notices of meetings of the Directors and shall be entitled to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally at such meetings to perform all functions of his appointor as a Director. For the purposes of the proceedings at such meetings, the provisions of these Articles shall apply as if he (instead of his appointor) were a Director.

98.4
If an alternate is himself a Director or shall attend any such meeting as an alternate for more than one Director, his voting rights shall be cumulative but he shall not be counted more than once for the purposes of the quorum.

98.5
If his appointor is for the time being temporarily unable to act through ill health or disability an alternate’s signature to any resolution in writing of the Directors shall be as effective as the signature of his appointor.

98.6
This Article 98 shall also apply (with such changes as are necessary) to such extent as the Directors may from time to time resolve to any meeting of any committee of the Directors of which the appointor of an Alternate director is a member.

98.7
An alternate Director shall not (except as otherwise provided in this Article 98) have power to act as a Director, nor shall he be deemed to be a Director for the purposes of these Articles, nor shall he be deemed to be the agent of his appointor.

98.8
An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified to the same extent as if he were a Director.

98.9
An alternate shall not be entitled to receive remuneration from the Company in respect of his appointment as alternate Director except to the extent his appointor directs the Company by written notice to pay to the alternate some of the remuneration otherwise payable to that Director.

Secretary

99	Secretary

The Secretary shall be appointed by the Directors on such terms and for such period as they may think fit. Any Secretary so appointed may at any time be removed from office by the Directors, but without prejudice to any claim for damages for breach of any contract of service between him and the Company. If thought fit, two or more persons may be appointed as Joint Secretaries. The Directors may also appoint from time to time, on such terms as they may think fit, one or more Deputy and/or Assistant Secretaries.

The Seal

100	The Seal

100.1
The Directors shall provide for the safe custody of the Seal and any Securities Seal and neither shall be used without the authority of the Directors or of a committee authorised by the Directors in that behalf. The Securities Seal shall be used only for sealing securities issued by the Company and documents creating or evidencing securities so issued.

100.2
Every instrument to which the Seal or the Securities Seal shall be affixed (other than a certificate for or evidencing shares, debentures or other securities (including options) issued by the Company) shall be signed autographically by one Director and the Secretary or by two Directors or by a Director or other person authorised for the purpose by the Directors in the presence of a witness.

100.3	The Company may exercise the powers conferred by the Legislation with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

100.4	Any instrument signed by:

100.4.1	one Director and the Secretary; or

100.4.2	by two Directors; or

100.4.3	by a Director in the presence of a witness who attests the signature,

and expressed to be executed by the Company shall have the same effect as if executed under the Seal.

Authentication of Documents

101	Authentication of documents

101.1	Any Director or the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate:

101.1.1	any document affecting the constitution of the Company;

101.1.2	any resolution passed at a General Meeting or at a meeting of the Directors or any committee; and

101.1.3	any book, record, document or account relating to the business of the Company,

and to certify copies or extracts as true copies or extracts.

101.2
Where any book, record, document or account is elsewhere than at the Office the local manager or other officer of the Company having the custody of it shall be deemed to be a person appointed by the Directors for the purpose of Article 101.1.

101.3
A document purporting to be a copy of any such resolution, or an extract from the minutes of any such meeting, which is certified shall be conclusive evidence in favour of all persons dealing with the Company that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting.

Dividends

102	Declaration of final dividends

102.1	The Company may by ordinary resolution declare final dividends.

102.2	No dividend shall be declared unless it has been recommended by the Directors and does not exceed the amount recommended by the Directors.

103	Fixed and interim dividends

103.1	If and so far as in the opinion of the Directors the profits of the Company justify such payments, the Directors may:

103.1.1	pay the fixed dividends on any class of shares carrying a fixed dividend expressed to be payable on fixed dates on the dates prescribed for the payment of such dividends; and

103.1.2	pay interim dividends on shares of any class of such amounts and on such dates and in respect of such periods as they think fit.

103.2
Provided the Directors act in good faith they shall not incur any liability to the holders of any shares for any loss they may suffer by the lawful payment of any fixed or interim dividend on any other class of shares having rights ranking after or equal with those shares.

104	Distribution in specie

104.1
Without prejudice to Article 102, the Company may by ordinary resolution direct payment of a dividend in whole or in part by the transfer of specific assets of equivalent value (including paid-up shares or debentures of any other company) and the Directors shall give effect to such resolution.

104.2	Where any difficulty arises in regard to such distribution, the Directors may make such arrangements as they think fit, including:

104.2.1	issuing fractional certificates;

104.2.2	fixing the value of any of the assets to be transferred;

104.2.3	paying cash to any member on the basis of the value fixed for the assets in order to adjust the rights of members; and

104.2.4	vesting any assets in trustees.

105	Ranking of shares for dividend

105.1	Unless and to the extent that the rights attached to any shares or the terms of issue of those shares provide otherwise, all dividends shall be:

105.1.1	declared and paid according to the amounts paid up on the shares on which the dividend is paid; and

105.1.2	apportioned and paid proportionately to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid.

105.2	If the terms of issue of a share provide that it ranks for dividends as from a particular date then that share will rank for dividends as from that date.

105.3	For the purposes of this Article 105, no amount paid on a share in advance of the date on which such payment is due shall be treated as paid on the share.

106	Manner of payment of dividends

106.1	Any dividend or other sum payable on or in respect of a share shall be paid to:

106.1.1	the holder of that share;

106.1.2	if the share is held by more than one person, whichever of the joint holders’ names appears first in the Register;

106.1.3	if the member is no longer entitled to the share, the person or persons entitled to it; or

106.1.4	such other person or persons as the member (or, in the case of joint holders of a share, all of them) may direct,

and such person shall be the “payee” for the purpose of this Article 106.

106.2	Such dividend or other sum may be paid:

106.2.1	by cheque sent by post to the payee or, where there is more than one payee, to any one of them at the address shown in the Register or such address as that person notifies the Company in writing;

106.2.2	by bank transfer to such account as the payee or payees shall in writing direct;

106.2.3	(if so authorised by the holder of shares in uncertificated form) using the facilities of a relevant system (subject to the facilities and requirements of the relevant system); or

106.2.4	by such other method of payment as the payee or payees and the Directors may agree.

106.3	Subject to the provisions of these Articles and to the rights attaching to any shares, any dividend or other sum payable on or in respect of a share may be paid in such currency as the Directors may resolve, using such exchange rate for currency conversions as the Directors may select.

107	Record date for dividends

107.1
Any resolution for the declaration or payment of a dividend on shares of any class may specify that the dividend shall be payable to the persons registered as the holders of such shares at a specified time on a particular date (the “Record Date”).

107.2
If no Record Date is specified then, unless the terms of issue of the shares in question provide otherwise, the dividend shall be paid by reference to each member’s holding of shares at close of business on the date of the ordinary resolution (in the case of a final dividend) or board resolution (in the case of an interim dividend) approving the payment of that dividend.

107.3	The Record Date may be a date prior to that on which the resolution is passed.

108	No interest on dividends

The Company shall not pay interest on any dividend or other sum payable on or in respect of a share unless the terms of issue of that share or the provisions of any agreement between the Company and the holder of that share provide otherwise.

109	Retention of dividends

109.1
The Directors may retain all or part of any dividend or other sum payable on or in respect of a share on which the Company has a lien in respect of which the Directors are entitled to issue an enforcement notice.

109.2	The Company shall apply any amounts retained pursuant to Article 109.1 in or towards satisfaction of the moneys payable to the Company in respect of that share.

109.3	The Company shall notify the person otherwise entitled to payment of the sum that it has been retained and how the retained sum has been applied.

109.4	The Directors may retain the dividends payable upon shares:

109.4.1	in respect of which any person is entitled to become a member pursuant to Article 37 until such person shall become a member in respect of such shares; or

109.4.2	which any person is entitled to transfer pursuant to Article 37 until such person has transferred those shares.

110	Unclaimed dividend

110.1
The Company may cease to send any cheque or other means of payment by post for any dividend on any shares which is normally paid in that manner if in respect of at least two consecutive dividends payable on those shares the cheque, warrant or order has been returned undelivered or remains uncashed but, subject to the provisions of these Articles, shall recommence sending cheques, warrants or orders in respect of the dividends payable on those shares if the holder of or person entitled to them claims the arrears of dividend and does not instruct the Company to pay future dividends in some other way.

110.2	Any unclaimed dividends may be invested or otherwise applied for the benefit of the Company until they are claimed.

110.3	The payment by the Directors of any unclaimed dividend or other sum payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect of that amount.

110.4
If a dividend remains unclaimed after a period of 12 years from the date on which it was declared or became due for payment the person who was otherwise entitled to it shall cease to be entitled and the Company may keep that sum.

111	Waiver of dividend

A shareholder or other person entitled to a dividend may waive it in whole or in part. The waiver of any dividend shall be effective only if such waiver is in writing and signed or authenticated in accordance with Article 119 by the shareholder or the person entitled to the dividend and delivered to the Company.

Scrip Dividends

112	Scrip dividends

112.1	The Directors may offer to ordinary shareholders the right to elect to receive an allotment of new ordinary shares (“Scrip Shares”) credited as fully paid in lieu of the whole or part of a dividend.

112.2
The Directors shall not allot Scrip Shares unless so authorised by ordinary resolution.  Such a resolution may give authority in relation to particular dividends or may extend to all dividends declared or paid in the period specified in the resolution.  Such period may not be longer than five years from the date of the resolution.

112.3
The Directors may, without the need for any further ordinary resolution, offer rights of election in respect of any dividend declared or proposed after the date of the adoption of these Articles and at or prior to the next Annual General Meeting.

112.4	The Directors may offer such rights of election to shareholders either:

112.4.1	in respect of the next dividend proposed to be paid; or

112.4.2
in respect of that dividend and all subsequent dividends, until such time as the election is revoked or the authority given pursuant to Article 112.2 expires without being renewed (whichever is the earlier).

112.5
The number of the Scrip Shares to be allotted in lieu of any amount of dividend shall be decided by the Directors and shall be such whole number of ordinary shares as have a value equal to or as near as possible to but in no event greater than such amount.  For such purpose, the value of an ordinary share shall be the average of the middle market quotations of an ordinary share on the London Stock Exchange, as derived from the Daily Official List, on each of the first five dealing days on which the ordinary shares are quoted as being “ex” the relevant dividend. No fraction of an ordinary share shall be allotted.

112.6	If the Directors resolve to offer a right of election they shall give written notice of such right to the ordinary shareholders specifying the procedures to be followed in order to exercise such right.  No notice need be given to a shareholder who has previously made, and has not revoked, an earlier election to receive ordinary shares in lieu of all future dividends, but instead shall send him a reminder that he has made such an election, indicating how that election may be revoked in time for the next dividend proposed to be paid.

112.7
If a member has elected to receive Scrip Shares in place of a dividend, that dividend (or that part of the dividend in respect of which a right of election has been given) shall not be payable on ordinary shares in respect of which the share election has been duly exercised and has not been revoked (the “elected Ordinary Shares”).  In place of such dividend, the following provisions shall apply:

112.7.1	such number of Scrip Shares as are calculated in accordance with Article 112.5 shall be allotted to the holders of the elected Ordinary Shares;

112.7.2	unless the CREST Regulations require otherwise, if the elected Ordinary Shares are in uncertificated form on the Record Date then the Scrip Shares shall be issued as uncertificated shares;

112.7.3	if the elected Ordinary Shares are in certificated form on the Record Date then the Scrip Shares shall be issued as certificated shares;

112.7.4
the Directors shall capitalise in accordance with the provisions of Article 9 a sum equal to the aggregate nominal amount of the Scrip Shares to be allotted and shall apply that sum in paying up in full the appropriate number of new ordinary shares for allotment and distribution to and amongst the holders of the elected Ordinary Shares; and

112.7.5	the Scrip Shares allotted shall rank equally in all respects with the fully paid ordinary shares then in issue save only as regards participation in the relevant dividend.

112.8
No fraction of an ordinary share shall be allotted. The Directors may make such provision as they think fit for any fractional entitlements including that the whole or part of the benefit of those fractions accrues to the Company or that the fractional entitlements are accrued and/or retained on behalf of any ordinary shareholder.

112.9
The Directors may resolve that rights of election shall not be made available to any ordinary shareholders with registered addresses outside the United Kingdom where the Directors think fit in order to comply with, or avoid the requirements of, the laws or regulations of any territory or any regulatory body or stock exchange.

112.10
In relation to any particular proposed dividend, the Directors may in their absolute discretion resolve and shall so resolve if the Company has insufficient reserves or otherwise does not have the necessary authorities or approvals to issue new ordinary shares:

112.10.1	that shareholders shall not be entitled to make any election to receive shares in place of a cash dividend and that any election previously made shall not extend to such dividend; or

112.10.2
at any time prior to the allotment of the ordinary shares which would otherwise be allotted in lieu of that dividend, that all elections to take shares shall be treated as not applying to that dividend, and if so the dividend shall be paid in cash as if no elections had been made in respect of it.

Accounts

113	Accounting records

Accounting records sufficient to show and explain the Company’s transactions and otherwise complying with the Legislation shall be kept at the Office, or at such other place as the Directors think fit.  No person shall have any right simply by virtue of being a member to inspect any account or book or document of the Company except as conferred by the Legislation or ordered by a court of competent jurisdiction or authorised by the Directors.

Communications with Members

114	Service of notices

114.1
The Company may, subject to and in accordance with the Legislation and these Articles, send or supply all types of notices, documents or information to members by electronic means and/or by making such notices, documents or information available on a website.

114.2
The Company Communications Provisions have effect, subject to the provisions of Articles 114 to 116, for the purposes of any provision of the Companies Acts or these Articles that authorises or requires notices, documents or information to be sent or supplied by or to the Company.

114.3
Any notice, document or information (including a share certificate) which is sent or supplied by the Company in hard copy form, or in electronic form but to be delivered other than by electronic means, and which is sent by pre-paid post and properly addressed shall be deemed to have been received by the intended recipient at the expiration of 24 hours (or, where first class mail is not employed, 48 hours) after the time it was posted, and in proving such receipt it shall be sufficient to show that such notice, document or information was properly addressed, pre-paid and posted.

114.4
Any notice, document or information which is sent or supplied by the Company by electronic means shall be deemed to have been received by the intended recipient 24 hours after it was transmitted, and in proving such receipt it shall be sufficient to show that such notice, document or information was properly addressed.

114.5
Any notice, document or information which is sent or supplied by the Company by means of a website shall be deemed to have been received when the material was first made available on the website or, if later, when the recipient received (or is deemed to have received) notice of the fact that the material was available on the website.

114.6
The accidental failure to send, or the non-receipt by any person entitled to, any notice of or other document or information relating to any meeting or other proceeding shall not invalidate the relevant meeting or proceeding.

114.7	The provisions of this Article 114 shall have effect in place of the Company Communications Provisions relating to deemed delivery of notices, documents or information.

115	Communication with joint holders

115.1
Anything which needs to be agreed or specified by the joint holders of a share shall for all purposes be taken to be agreed or specified by all the joint holders where it has been agreed or specified by the joint holder whose name stands first in the Register in respect of the share.

115.2
If more than one joint holder gives instructions or notifications to the Company pursuant to these Articles then save where these Articles specifically provide otherwise, the Company shall only recognise the instructions or notifications of whichever of the joint holders’ names appears first in the Register.

115.3
Any notice, document or information which is authorised or required to be sent or supplied to joint holders of a share may be sent or supplied to the joint holder whose name stands first in the Register in respect of the share, to the exclusion of the other joint holders.

115.4	The provisions of this Article 115 shall have effect in place of the Company Communications Provisions regarding joint holders of shares.

115.5
If two or more persons are registered as joint holders of any share, or are entitled jointly to a share in consequence of the death or bankruptcy of the holder or otherwise by operation of law, any one of them may give instructions to the Company and give effectual receipts for any dividend or other moneys payable or property distributable on or in respect of the share.

116	Deceased and bankrupt members

116.1	A person who claims to be entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law shall supply to the Company:

116.1.1	such evidence as the Directors may reasonably require to show his title to the share; and

116.1.2	an address at which notices may be sent or supplied to such person.

116.2	Subject to complying with Article 116.1, such a person shall be entitled to:

116.2.1
have sent or supplied to him at such address any notice, document or information to which the relevant member would have been entitled. Any notice, document or information so sent or supplied shall for all purposes be deemed to be duly sent or supplied to all persons interested in the share (whether jointly with or as claiming through or under him); and

116.2.2
give instructions or notifications to the Company pursuant to these Articles in relation to the relevant shares and the Company may treat such instruction or notification as duly given by all persons interested in the share (whether jointly with or as claiming through or under him).

116.3	Unless a person entitled to the share has complied with Article 116.1, any notice, document or information sent or supplied to the address of any member pursuant to these

Articles shall be deemed to have been duly sent or supplied in respect of any share registered in the name of such member as sole or first-named joint holder. This Article shall apply notwithstanding even if such member is dead or bankrupt or in liquidation, and whether or not the Company has notice of his death or bankruptcy or liquidation.

116.4	The provisions of this Article 116 shall have effect in place of the Company Communications Provisions regarding the death or bankruptcy of a member.

117	Failure to supply address

117.1
Subject to the Legislation, the Company shall not be required to send notices, documents or information to a member who (having no registered address within the United Kingdom) has not supplied to the Company either a postal address within the United Kingdom or an electronic address for the service of notices.

117.2
If the Company sends more than one document to a member on separate occasions during a 12-month period and each of them is returned undelivered then that member will not be entitled to receive notices from the Company until he has supplied a new postal or electronic address for the service of notices.

118	Suspension of postal services

If at any time by reason of the suspension or curtailment of postal services within the United Kingdom the Company is unable to give notice by post in hard copy form of a shareholders’ meeting, such notice shall be deemed to have been given to all members entitled to receive such notice in hard copy form if such notice is advertised in at least one national newspaper and such notice shall be deemed to have been given on the day when the advertisement appears. In any such case, the Company shall (i) make such notice available on its website from the date of such advertisement until the conclusion of the meeting or any adjournment thereof and (ii) send confirmatory copies of the notice by post to such members if at least seven days prior to the meeting the posting of notices again becomes practicable.

119	Signature or authentication of documents sent by electronic means

Where these Articles require a notice or other document to be signed or authenticated by a member or other person, then any notice or other document sent or supplied in electronic form is sufficiently authenticated in any manner authorised by the Company Communications Provisions or in such other manner as may be approved by the Directors. The Directors may designate mechanisms for validating any such notice or other document, and any such notice or other document not so validated by use of such mechanisms shall be deemed not to have been received by the Company.

120	Statutory provisions as to notices

Nothing in any of Articles 114 to 119 shall affect any provision of the Legislation that requires or permits any particular notice, document or information to be sent or supplied in any particular manner.

Winding Up

121	Directors’ power to petition

The Directors shall have power in the name and on behalf of the Company to present a petition to the Court for the Company to be wound up.

Destruction of Documents

122	Destruction of documents

122.1	The Company may destroy:

122.1.1	all instruments of transfer or other documents which have been registered or on the basis of which registration was made at any time after the expiration of six years from the date of registration;

122.1.2	all dividend mandates and notifications of change of address at any time after the expiration of two years from the date of recording of them;

122.1.3	all share certificates which have been cancelled at any time after the expiration of one year from the date of the cancellation; and

122.1.4	all proxy appointments from one year after the end of the meeting to which the appointment relates.

122.2	It shall conclusively be presumed in favour of the Company that:

122.2.1	every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made;

122.2.2	every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered;

122.2.3	every share certificate so destroyed was a valid and effective certificate duly and properly cancelled; and

122.2.4	every other document mentioned in this Article 122 so destroyed was a valid and effective document in accordance with the recorded particulars in the books or records of the Company.

122.3	The provisions of this Article 122:

122.3.1	shall apply only to the destruction of a document in good faith and without notice of any claim to which the document might be relevant; and

122.3.2
shall not be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than provided by this Article 122 or in any other circumstances, which would not attach to the Company in the absence of this Article 122.

122.4	Any document referred to in this Article 122 may, subject to the Legislation, be destroyed before the end of the relevant period so long as a copy of such document (whether made electronically or by any other means) has been made and is retained until the end of the relevant period.

122.5	References in this Article 122 to the destruction of any document include references to its disposal in any manner.

Directors’ Liabilities

123	Indemnity

123.1	So far as may be permitted by the Legislation every Relevant Officer shall be indemnified by the Company out of its own funds against:

123.1.1
any liability incurred by or attaching to him in connection with any negligence, default, breach of duty or breach of trust by him in relation to the Company or any Associated Company of the Company other than:

(i)	any liability to the Company or any Associated Company; and

(ii)	any liability of the kind referred to in Section 234(3) of the Companies Act 2006; and

123.1.2
any other liability incurred by or attaching to him in relation to or in connection with his duties, powers or office, including in connection with the activities of the Company or an Associated Company in its capacity as a trustee of an occupational pension scheme.

123.2
Where a Relevant Officer is indemnified against any liability in accordance with this Article 123, such indemnity shall extend to all costs, charges, losses, expenses and liabilities incurred by him in relation thereto.

123.3	In this Article 123:

123.3.1	“Associated Company” shall have the same meaning as in Section 256 of the Companies Act 2006; and

123.3.2	“Relevant Officer” means a Director, former Director or Secretary of the Company or of an Associated Company of the Company.

124	Insurance

124.1	Without prejudice to Article 123, the Directors shall have power to purchase and maintain insurance for or for the benefit of:

124.1.1	any person who is or was at any time a Director or Secretary of any Relevant Company (as defined in Article 124.2); or

124.1.2	any person who is or was at any time a trustee of any pension fund or employees’ share scheme in which employees of any Relevant Company are interested,

including insurance against any liability (including all costs, charges, losses and expenses in relation to such liability) incurred by or attaching to him in relation to his duties, powers or offices in relation to any Relevant Company, or any such pension fund or employees’ share scheme.

124.2	For the purpose of Article 124.1, “Relevant Company” shall mean:

124.2.1	the Company;

124.2.2	any holding company of the Company;

124.2.3
any other body, whether or not incorporated, in which the Company or such holding company or any of the predecessors of the Company or of such holding company has or had any interest whether direct or indirect or which is in any way allied to or associated with the Company; or

124.2.4	any subsidiary undertaking of the Company or of such other body.

125	Defence expenditure

125.1	So far as may be permitted by the Legislation, the Company may:

125.1.1	provide a Relevant Officer with funds to meet expenditure incurred or to be incurred by him:

(i)
in defending any criminal or civil proceedings in connection with any negligence, default, breach of duty or breach of trust by him in relation to the Company or an Associated Company of the Company; or

(ii)	in connection with any application for relief under the provisions mentioned in Section 205(5) of the Companies Act 2006; and

125.1.2	do anything to enable any such Relevant Officer to avoid incurring such expenditure.

126	Approved Depositaries

126.1
An Approved Depositary shall maintain a register or system(s) (the “Proxy Register”) in which shall be recorded the aggregate number of ordinary shares which for the time being are registered in the name of the Approved Depositary or its Nominee (the “Depositary Shares”) as well as the name and address of each person who is for the time being appointed as an Appointed Proxy pursuant to Article 126.2 below and, against his name and address, the number of Depositary Shares in respect of which that Appointed Proxy’s appointment for the time being subsists (his “Appointed Number”). The Proxy Register shall be open to inspection by any person authorised by the Company during usual business hours and the Approved Depositary shall furnish to the Company or its agents upon demand all such information as to the contents of the Proxy Register, or any part of it, as may be requested.

126.2
Without prejudice to the right of an Approved Depositary or its Nominee to exercise any rights conferred in these Articles, an Approved Depositary or its Nominee may appoint as its proxy or proxies such person or persons as it thinks fit (each such person being an “Appointed Proxy”) and may determine the method by which and the terms upon which, such appointments are made, save that each such appointment shall specify the Appointed Number in respect of which that appointment is made and the aggregate Appointed Numbers of all the Appointed Proxies subsisting at any one time shall not exceed the aggregate number of Depositary Shares.

126.3
Subject to the provisions of the Legislation and subject to the provisions of these Articles, and so long as the Depositary Shares shall be of a sufficient number so as to include his Appointed Number, an Appointed Proxy:

126.3.1
shall upon production to the Company at a General Meeting of written evidence of his appointment (which shall be in such form as the Company and the Approved Depositary shall determine from time to time) be entitled to the same rights (including, without limitation, those rights contained in Articles 54.1 and 61), and subject to the same restrictions, in relation to his Appointed Number as though the ordinary shares represented by the Appointed Number were registered in the name of the Approved Depositary (or its Nominee) and the Appointed Proxy was a person validly appointed as proxy by the Approved Depositary (or its Nominee) in accordance with Articles 59 and 60; and

126.3.2
shall himself be entitled, by an instrument of proxy duly signed by him pursuant to Article 59.1 and deposited with the Company in accordance with Article 60.1, to appoint another person as his proxy in relation to his Appointed Number so that the provisions of these Articles shall apply (mutatis mutandis) in relation to such an appointment as though the ordinary shares represented by the Appointed Number were registered in the name of the Appointed Proxy and the appointment by the Appointed Proxy was made in accordance with Articles 59 and 60.

126.4	The Company may send an Appointed Proxy at his address as is shown in the Proxy Register all notices and other documents which are sent to the holders of ordinary shares.

126.5
The Company may pay to an Appointed Proxy at his address as shown in the Proxy Register all dividends payable on the ordinary shares in respect of which he has been appointed as Appointed Proxy, and payment of any such dividend shall be a good discharge to the Company of its obligation to make payment to the Approved Depositary or its Nominee in respect of the ordinary shares concerned.

126.6

126.6.1	For the purposes of determining which persons are entitled as Appointed Proxies:

(i)	to exercise the rights conferred by Article 126.3;

(ii)	to receive documents sent pursuant to Article 126.4; and

(iii)	to be paid dividends pursuant to Article 126.5,

and each Appointed Proxy’s Appointed Number, the Approved Depositary may determine that the Appointed Proxies who are so entitled shall be the persons entered in the Proxy Register at the close of business on a date (a “Record Date”) determined by the Approved Depositary in consultation with the Company.

126.6.2	When a Record Date is determined for a particular purpose:

(i)
the number of Depositary Shares in respect of which a person entered in the Proxy Register as an Appointed Proxy is to be treated as having been appointed for that purpose shall be the number appearing against his name in the Proxy Register as at the close of business on the Record Date; and

(ii)	changes to entries in the Proxy Register after the close of business on the Record Date shall be disregarded in determining the entitlement of any person for the purpose concerned.

126.7
Except as required by law, no Appointed Proxy shall be recognised by the Company as holding any interest in shares upon any trust and subject to the recognition of the rights conferred in relation to General Meetings by appointments made by Appointed Proxies pursuant to Article 126.3.2 the Company shall be entitled to treat any person entered in the Proxy Register as an Appointed Proxy as the only person (other than the Approved Depositary) who has any interest in the ordinary shares in respect of which the Appointed Proxy has been appointed.

126.8
If any question shall arise as to whether any particular person or persons has or have been validly appointed to vote (or exercise any other right) in respect of any Depositary Shares (whether by reason of the aggregate number of shares in respect of which appointments are recorded in the Proxy Register exceeding the aggregate number of Depositary Shares or for any other reason) such question shall if arising at or in relation to a General Meeting be determined by the chairman of the meeting (and if arising in any other circumstances shall be determined by the Directors) whose determination (which may include declining to recognise a particular appointment or appointments as valid) shall if made in good faith be conclusive and binding on all persons interested.

Table of Contents

Page

Preliminary		1
1	Default Articles not to apply	1
2	Interpretation	1
3	Liability of members	4

Shares		4
4	Shares and special rights	4
5	Directors’ powers to allot securities and to sell treasury shares	4
6	Commissions on issue of shares	5
7	Reduction of capital	6
8	Fractions arising on consolidation or subdivision	6
9	Capitalisation of profits and reserves	6
10	Only absolute interests recognised	7

Share Certificates		7
11	Issue of share certificates	7
12	Form of share certificate	8
13	Replacement of share certificates	8
14	Consolidated and balance share certificates	8

Shares not held in Certificated Form		9
15	Uncertificated shares	9
16	Share warrants	10

Calls on Shares		11
17	Sums due on shares	11
18	Power to differentiate between holders	11
19	Calls	11
20	Liability for calls	12
21	Interest on overdue amounts	12
22	Payment of calls in advance	12

Forfeiture and Lien		12
23	Notice on failure to pay a call	12
24	Forfeiture for non-compliance	13
25	Disposal of forfeited shares	13
26	Holder to remain liable despite forfeiture	13
27	Lien on partly-paid shares	13
28	Sale of shares subject to lien	14
29	Evidence of forfeiture	15

Variation of Rights		15
30	Manner of variation of rights	15
31	Matters not constituting variation of rights	15

Transfer of Shares		16
32	Form of transfer	16
33	Right to refuse registration	16
34	No fee on registration	16
35	Branch register	17

Transmission of Shares		17
36	Persons entitled to shares on death	17
37	Election by persons entitled by transmission	17
38	Rights of persons entitled by transmission	17
39	Prior notices binding	18

Untraced Shareholders		18
40	Untraced shareholders	18

General Meetings		19
41	Annual General Meetings	19
42	Convening of General Meetings	19

Notice of General Meetings		19
43	Notice of General Meetings	19

Proceedings at General Meetings		19
44	Chairman	19
45	Requirement for Quorum	20
46	Adjournment	20
47	Notice of adjourned meeting	20
48	Amendments to resolutions	21
49	Security arrangements and orderly conduct	21
50	Satellite meeting places	21

Polls		22
51	Demand for poll	22
52	Procedure on a poll	23
53	Timing of poll	23

Votes of Members		23
54	Votes attaching to shares	23
55	Votes of joint holders	24
56	Validity and result of vote	24

Proxies and Corporate Representatives		24
57	Appointment of proxies	24
58	Multiple Proxies	24
59	Form of proxy	24
60	Deposit of form of proxy	25
61	Rights of proxy	26
62	Termination of proxy’s authority	26
63	Corporations acting by representatives	26

Default Shares
64	Restriction on voting in particular circumstances	26

Directors		28
65	Number of Directors	28
66	Share qualification	28
67	Directors’ fees	29
68	Other remuneration of Directors	29
69	Directors’ expenses	29
70	Directors’ pensions and other benefits	29
71	Appointment of executive Directors	29
72	Powers of executive Directors	30
73	President	30

Appointment and Retirement of Directors		30
74	Election or appointment of additional Director	30
75	Retirement at Annual General Meetings	30
76	Re-election of retiring Director	30
77	Termination of office	31
78	Removal of Director by resolution of Company	31

Meetings and Proceedings of Directors		32
79	Convening of meetings of Directors	32
80	Quorum	32
81	Chairman	32
82	Casting vote	33
83	Number of Directors below minimum	33
84	Directors’ written resolutions	33
85	Validity of proceedings	33

Directors’ Interests
86	Authorisation of Directors’ interests	33
87	Permitted Interests	34
88	Restrictions on quorum and voting	35
89	Confidential information	37
90	Directors’ interests - general	37

Powers of Directors		38
91	General powers	38
92	Provision for employees on cessation or transfer of business	38
93	Bank mandates	38
94	Borrowing Restrictions	38

Delegation of Powers		42
95	Appointment and constitution of committees	42
96	Local boards and managers	43
97	Appointment of attorney	43

Alternate Directors		44
98	Alternate Directors	44

Secretary		45
99	Secretary	45

The Seal		45
100	The Seal	45

Authentication of Documents
101	Authentication of documents	45

Dividends		46
102	Declaration of final dividends	46
103	Fixed and interim dividends	46
104	Distribution in specie	46
105	Ranking of shares for dividend	47
106	Manner of payment of dividends	47
107	Record date for dividends	48
108	No interest on dividends	48
109	Retention of dividends	48
110	Unclaimed dividend	48
111	Waiver of dividend	49

Scrip Dividends		49
112	Scrip dividends	49

Accounts		51
113	Accounting records	51

Communications with Members		51
114	Service of notices	51
115	Communication with joint holders	52
116	Deceased and bankrupt members	52
117	Failure to supply address	53
118	Suspension of postal services	53
119	Signature or authentication of documents sent by electronic means	53
120	Statutory provisions as to notices	53

Winding Up		54
121	Directors’ power to petition	54

Destruction of Documents		54
122	Destruction of documents	54

Directors’ Liabilities		55
123	Indemnity	55
124	Insurance	55
125	Defence expenditure	56
126	Approved Depositaries	56